Registration No. 333-131505

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No.3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INFE-HUMAN RESOURCES, INC.

Nevada	8714	54-2013455
----------------------------	----------------------	----------------------------
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

67 Wall Street, 22nd Floor, New York, New York, 10005-3198

(212) 859-3466

(Address and telephone number of principal

executive offices and principal place of business)

Arthur Viola

67 Wall Street

22nd Floor

New York, NY 10005-3198

(248) 489-1961

(Name, address and telephone number of agent for service)

Copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street

West Palm Beach, Florida 33401

(561) 514-0936

Approximate Date of Commencement of Proposed Sale To The Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

            CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	P roposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, underlying conversion of 8% callable secured convertable notes	12,500,000	0.52	6,500,000	695.50
Common Stock underlying exercise of stock purchase warrants	1,400,000	1.50	2,100,000	224.70
TOTAL	13,900,000		8,600,000	920.20 (2)

(1) The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) of the Securities Act of 1933, as amended. The price per share is based on the price of the common stock on the Over-The-Counter Bulletin Board on July 31, 2006.

(2) The Registrant paid this fee with its Registration Statement on Form SB-2 filed February 3, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to completion, dated August 1 , 2006

PROSPECTUS

INFE-HUMAN RESOURCES, INC.

67 Wall Street, 22nd Floor

New York, NY 10005-3198

(212) 859-3466

13,900,000 Shares of Common Stock

We are registering up to 1 2 , 5 00,000 shares for sale on behalf of the existing note holders upon conversion of their 8% Callable Secured Convertible Notes and up to 1, 400 ,000 shares for sale on behalf of existing warrant holders upon the exercise of their Stock Purchase Warrants. An additional $1 million of said Convertible Notes and 600,000 of the warrants remain available for issuance pursuant to the Securities Purchase Agreement.  Accordingly, we are registering 71% of the shares issuable upon conversion of the $2 million in Notes and at an estimated conversion price of $0.225 for a total of 12,500,000 shares and an additional 1,400,000 shares to cover the exercise of the warrants.   We will not receive any proceeds from this offering ; however, we may receive proceeds from the sale of the additional Notes and the exercise of the Warrants. We will bear a ll costs associated with this registration other than any selling stockholder's legal or accounting costs or commissions.

The shares of common stock being offered in this prospectus may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices. The shares of our common stock covered by this prospectus may be issued from time to time pursuant to

Securities Purchase A greements between the selling shareholders and us.

Our common stock is traded on the OTC Bulletin Board under the symbol "IFHR.OB."

The average of the high and low trading price of our common stock on July 28, 2006 was $0.41 ..

The information in this prospectus is not complete and may be changed. Thesesecurities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is August 1,, 2006

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Stockholders are not,making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

==========================================================

PROSPECTUS SUMMARY

UNLESS OTHERWISE INDICATED, ALL REFERENCES TO "WE", "US", "OUR" AND SIMILAR TERMS, AS WELL AS REFERENCES TO “INFE” OR THE "REGISTRANT" IN THIS PROSPECTUS, EFER TO INFE-HUMAN RESOURCES, INC., A NEVADA CORPORATION AND NOT TO THE SELLING STOCKHOLDERS.

THIS PROSPECTUS IS A PART OF A REGISTRATION STATEMENT THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION USING A "SHELF REGISTRATION" PROCESS. YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS ANY POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER "AVAILABLE INFORMATION" BEFORE YOU MAKE ANY INVESTMENT DECISION.

THIS SUMMARY IS NOT COMPLETE. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS. SEE "FORWARD LOOKING STATEMENTS."

Company Overview

INFe- Human Resources, Inc. was incorporated in the State of Nevada on March 31, 2000. The Company was a subsidiary of INFe, Inc. a publicly trading entity on the over the counter bulletin board through October 31, 2003.  On October 21, 2003, the Company purchased all of the common stock of Daniels Corporate Advisory Company, Inc. (“Daniels”), a Nevada company formed on May 2, 2002. Daniels Corporate Advisory Company, Inc. has thereafter been a wholly owned subsidiary of Infe.  On December 14, 2005, we formed Infe-Human Resources of New York, Inc., in Nevada to operate a staffing services division.  Infe-Human Resources of New York, Inc. is a wholly owned subsidiary.  On January 19, 2006, we formed Infe-Human Resources-Unity, Inc. in Nevada to operate additional staffing services.  Infe Human Resources-Unity, Inc is a wholly owned subsidiary.

We are based in New York City.

Through our wholly owned subsidiary, Daniels Corporate Advisory Company, Inc., we offer: (a) corporate financial consulting and (b) merchant banking. Our corporate financial consulting provides advisory services to client companies. We received a $55,000 contract to perform consulting services over a 14-month period beginning October 13, 2005 through December 14, 2006.  This contract represented the first revenues for these services.     Our merchant banking plans include an in-house equity-funding program in which it intends to finance the growth of client and payroll service companies, as well as purchase equity in small public companies. As of July 24, 2006, the sole client of our merchant banking is our staffing subsidiary, Infe Human Resources of New York, Inc.  However, Infe intends to pursue the growth of the merchant banking business within the next twelve months.  Infe does not intend to register under the Investment Company Act of 1940, but rather intends to operate its merchant banking division within allowable exemptions from registration.

Through our wholly owned subsidiary, Infe-Human Resources of New York, Inc., we conduct part of our employment-staffing services. The staffing services includes both temporary and permanent placement for both professional and non-professional employment.  The staffing businesss is our primary source of revenue.

Through our wholly owned subsidiary, Infe-Human Resources-Unity, Inc. we conduct additional employment staffing services.  On June 1, 2006 Infe-Human Resources, through its wholly owned subsidiary Infe-Human Resources-Unity, Inc. purchased the assets and business operations of Cosmo Temp, Inc. and Mazel Temp, Inc. both of which are employee-staffing companies.  Based on unaudited financial statements Cosmo and Mazel had a consolidated adjusted EBITDA of $855,720 for the twelve months ended September 30, 2005.

Through our wholly owned subsidiary Infe Human Resources of New York, Inc. we have 150 full time employees utilized for temporary staffing, 5 full time office staff and no part time employees.  Through our wholly owned subsidiary Infe Human Resources-Unity we have 300 full time employees utilized for temporary staffing, 10 office staff and no part time employees. We had an accumulated deficit of $520,650, revenues of $5,893 and a net loss of $479,477 for the year ended November 30, 2005. For the six month period ending May 31, 2006, we had an accumulated deficit of $516,944, revenues of $1,812,944 and a net income of $3,706.  The Company's cash flows for 2006 are currently projected to be insufficient to finance projected operations, without funding from other sources.

Chairman and CEO, Arthur Viola, who became our President and CEO in late 2002, brings significant corporate experience. Mr. Viola owns 66.68% of our common stock and therefore, has the voting power to elect all of the members of the board of directors and control substantially all corporate actions and decisions.

About This Offering

This prospectus relates to the resale of up to 13,900,000 shares of our common stock, of which 12,500,000 shares are issuable upon the conversion of certain Callable Secured Convertible Notes and 1,400,000 shares are issuable upon the exercise of Stock Purchase Warrants by certain selling shareholders identified in this prospectus. We will not receive any proceeds from this offering. However, upon exercise of the Warrants by the selling shareholders, we will receive the proceeds therefrom. We will bear all costs associated with this registration.

The shares of common stock being sold will be issued to the selling security holders upon conversion of the principal amount of the 8% Callable Secured Convertible Notes in the collective principal amount of $3,000,000 (the "Notes") and exercise of the related Stock Purchase Warrants to purchase up to 1,400,0000 shares of common stock at $1.50 per share (the "Warrants").  As of June 14, 2006 we have issued $2,000,000 of the total $3,000,000 8% Callable Secured Convertible Notes.  The remaining $1,000,000 of Notes is issuable upon the effectiveness of this registration statement.

The conversion rates of the Notes are determined based upon fifty percent (50%) of the Market Price of our stock at the time a Note is converted. "Market Price" means the average of the lowest three (3) trading prices for the Common Stock as reported by the OTCBB during the trailing twenty (20) trading day period prior to the conversion date.  If all notes were issued and converted on March 1, 2006, the $3,000,000 principal amount of the debentures would have been converted into 40,000,000 shares and would on that date, have represented 78.12% of the total issued and outstanding shares.  However, the holders of these debentures have agreed not to own more than 4.99% of our common stock at any time.

Because more shares will be issued to the selling security holders as our stock price declines, we are subject to certain risks set forth in the section below entitled "Risk Factors" on pages 6 through 13.

Section 4(e) of the Securities Purchase Agreement with our selling stockholders prohibits Infe from obtaining additional equity financing involving the sale of convertible securities, an indeterminable amount of common stock at a discount to market or warrants, without first obtaining the consent of the selling stockholders, for a period ending on the later of 270 days from November 30, 2005 or 180 days from the effectiveness of this registration statement. In addition, Infe granted the selling stockholders a right of first refusal on future offerings for a period in excess of two (2) years.  The right of first refusal is subject to certain exclusions, including, a capital raise involving a firm commitment underwritten public offering for in excess of $15,000,000, issuances associated with mergers, acquisitions and joint ventures, and issuances under stock option plans.

Subject to the restrictions and the right of first refusal set forth in Section 4(e)of the Securities Purchase Agreement, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in Infe.

Section 4(j) of the Securities Purchase Agreement with our selling stockholders provides that so long as a selling stockholder beneficially owns any Notes or Warrants, Infe shall maintain its corporate existence and shall not sell all or substantially all of it’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

The shares of our common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of prospectus.

Plan of Distribution

The offering of our shares of common stock is being made by certain of our stockholders who wish to sell their shares. Sales of our common stock may be made by the selling stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

Risk Factors

There are substantial risks involved in investing in our company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors".

Common Stock to be offered	13,900,000 shares
Common Stock outstanding at July 6, 2006(1)	13,892,974 shares
Use Of Proceeds	We will not receive any of the proceeds from the conversion of the notes or the sales of the shares by the selling shareholders, except upon exercise of certain common stock purchase warrants
OTC Bulletin Board Ticker Symbol	IFHR.OB

(1) Such figure does not include shares of our common stock to be issued upon exercise of outstanding warrants and upon conversion of outstanding convertible debentures.

Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."

Summary Operating Information

          Fiscal Year Ended November 30,

 ---------------------------

 2005

2004

2003

 ----

----

----

Net revenues                                                                        $   5,893

$     -

$     -

Income (loss) from operations                                          $(526,814)

$(20,500)

$(10,000)

Net income (loss)                                                                $(479,477)

$(17,860)

$(10,000)

Earnings (loss) per common share                                   $   (0.04)

$ (0.002)

$ (0.001)

Weighted average number of common shares

Outstanding

Basic                                                                      11,652,059

 11,010,048

 10,083,333

Diluted                                                                   11,652,059

 11,010,048

 10,083,333

Summary Balance Sheet Information

           November 30

             -------------

2005

2004

----

----

Working capital (deficit)

$ (322,174)

$70,041

Total assets

$1,652,033

$86,451

Total liabilities

$1,624,207

$16,500

Stockholders' equity

$     27,826

$69,951

RISK FACTORS

An investment in our Common Stock is highly speculative, involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment. In evaluating our business, prospective investors should carefully consider the following risk factors in addition to the other information included in this Registration Statement.

The following risk factors should be considered carefully in addition to the other information contained in this prospectus:

             Risks Related to our Business

WE HAVE LIMITED OPERATING HISTORY AND REVENUES.

We were organized in March 2000 and have a very limited operating history upon which an evaluation of our future performance and prospects can be made. We emerged from the development stage in our first quarter 2006 operations, which was also the first quarter we had significant revenues and showed a net gain. However we showed a net loss in our second quarter 2006, with the six month period showing a small net gain. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an emerging and evolving industry. As such, we face risks and uncertainties relating to our ability to successfully implement our business plan.

WE HAVE AN ACCUMULATED DEFICIT AND MAY CONTINUE TO HAVE LOSSES IN THE FUTURE, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR OPERATIONS

Since inception, we have generated an accumulated deficit of $ 520,650 as of November 30 , 2005. This accumulated deficit was reduced to $516,944 for the six month period ending May 31, 2006.  We are increasing development, growth and acquisition activity which will result in increased expenses which could result in additional losses in the next 12 months.  These losses could continue until such time, as we are able to generate sufficient revenues to finance our operations and the costs of continuing expansion.

As of November 30, 2005, we ha d minimal cash, cash equivalents and working capital.  As of May 31, 2006 we had cash and cash equivalents of $266,629.  On June 1, 2006, we closed on the acquisition of the assets of Cosmo Temp, Inc. and Mazel, Inc.  At closing we expended $950,000 and are obligated to pay an additional $338,580 within the next 12 months in relation to this acquisition.  Accordingly, we may experience a lack of liquidity. This lack of liquidity may materially adversely affect our ability to hire and retain employees, market our services and increase our revenue. Further, it may be necessary to raise capital through issuing equity which could cause dilution and/or negatively affect the price of our common stock.

OUR AUDITORS ISSUED A GOING CONCERN OPINION WHICH MEANS WE MAY NOT BE ABLE TO ACHIEVE OUR OBJECTIVES AND MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Our auditors issued a going concern opinion for the fiscal years ended November 30, 2005 and November 30, 2004. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we cannot raise additional capital or generate sufficient revenues to operate profitably, we may have to suspend or cease operations. If that occurs, you will lose your investment.

WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR OUR OPERATIONS AND IF WE ARE UNABLE TO SECURE SUCH FINANCING, WE MAY NOT BE ABLE TO SUPPORT OPERATIONS.

Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost and expense increases that could make our revenues insufficient to support our operations and business plans.  We may seek additional capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us,

or that any future offering of securities will be successful ..   Furthermore, Section 4(e) of the Securities Purchase Agreement with our selling stockholders prohibits Infe from obtaining additional equity financing involving the sale of convertible securities, an indeterminable amount of common stock at a discount to market or warrants, without first obtaining the consent of the selling stockholders, for a period ending on the later of 270 days from November 30, 2005 or 180 days from the effectiveness of this registration statement. In addition, Infe granted the selling stockholders a right of first refusal on future offerings for a period in excess of two (2) years.  The right of first refusal is subject to certain exclusions, including, a capital raise involving a firm commitment underwritten public offering for in excess of $15,000,000, issuances associated with mergers, acquisitions and joint ventures, and issuances under stock option plans.

Subject to the restrictions and the right of first refusal set forth in Section 4(e) of the Securities Purchase Agreement, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in Infe.  Our business, financial condition and results of operations could suffer adverse consequences if we are unable to obtain additional capital when needed.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

Prior to this offering there has been a limited public market for our common stock, and an active trading market for our common stock may not develop. As a result, this could reduce our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

o With a price of less than $5.00 per share;

o That are not traded on a "recognized" national exchange;

o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must have a price of not less than $5.00 per share); or

o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock s a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.

This could cause our stock price to decline.

FAILURE TO RETAIN THE SERVICES OF ARTHUR VIOLA AND FAILURE TO RETAIN OR ATTRACT KEY PERSONNEL WILL HAVE A MATERIAL NEGATIVE IMPACT ON THE SALES, DEVELOPMENT AND ENHANCEMENT OF OUR SERVICES ..

Our future success depends, in significant part, on the continued services of Arthur Viola (our Chairman and Chief Executive Officer). We may not able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could have a material negative effect on our growth, revenues, and prospective business. In addition, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

NEVADA LAW AND OUR CERTIFICATE OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS WHICH COULD RESULT IN LIABILITY FOR INFE AND NEGATIVELY IMPACT OUR LIQUIDITY OR OPERATIONS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. These exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM AN APPRECIATION, IF ANY, IN THE MARKET PRICE OF OUR COMMON STOCK.

We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in our common stock, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements may first apply to our annual report on Form 10-K for the fiscal year ending November 30, 2007. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. As of the date of this prospectus we do not have an estimate of the costs to the company of compliance with the Act.

We are preparing for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, as we rapidly grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price.

Bagell, Josephs, Levine and Company, LLC, our independent registered public accounting firm, has advised management and the board of directors that it has identified the following material weakness in our internal controls:

A material weakness exists as of November 30, 2005, with regard to our design and maintenance of adequate controls over the preparation, review, presentation and disclosure of amounts included in our Consolidated Balance Sheet and Statement of Cash Flows, which resulted in misstatements therein.  The proceeds of secured convertible notes and related financing costs were not appropriately classified as liabilities and other assets on the Consolidated Balance Sheet and the related financing cash inflows and outflows on the Statement of Cash Flows.  In addition, net realizable gains from the sale of securities were not appropriately reported as operating cash flows in our Consolidated Statement of Cash Flows.

In order to remediate these material weaknesses in our internal control over financial reporting, management is in the process of designing and implementing and continuing to enhance controls to aid in the correct preparation, review, presentation and disclosures of our Consolidated Financial Statements.  We are continuing to monitor, evaluate and test the operating effectiveness of these controls.

OUR INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL.  MANY OF OUR COMPETITORS HAVE GREATER RESOURCES AND EXPERIENCE THAN US AND MAY SUCCESSFULLY OBTAIN SOME OF OUR EXISTING AND FUTURE CLIENTS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR GROWTH AND REVENUES.

The market for our products and services is highly competitive and subject to rapid change. There are many companies that act as P rofessional Employer Organizations (basically an offsite human resources department) that provide payroll services and other financial service options. Many are well financed and have strong brand awareness. We believe that our ability to compete depends on many factors both within and beyond our control, including the success of our marketing and sales efforts and the price and reliability of our products and services developed and the timing and market acceptance of our products and services being developed. Many of our potential competitors have substantially greater financial, technical and marketing resources than us. Increased competition could materially and adversely affect Infe 's business, financial condition and results of operations. There can be no assurance that Infe will be able to compete successfully.

PRICE COMPETITION IN THE STAFFING INDUSTRY CONTINUES TO BE INTENSE AND PRICING PRESSURES FROM BOTH COMPETITORS AND CUSTOMERS MAY RESULT IN REDUCED SALES AND MARGINS TO US.

The temporary staffing industry is highly competitive with limited barriers to entry and continues to undergo consolidation. We expect the level of competition to remain high in the future, and competitive pricing pressures will make it difficult for us to raise our prices even though costs may have increased, and may have an adverse effect on our market share and operating margins. Other competitors have greater marketing, financial and other resources than us, which, among other things, could enable them to attempt to maintain or increase their market share by reducing prices. Furthermore, there has been an increase in the number of customers consolidating their staffing services purchases with a single provider or with a small number of providers.

ANY SIGNIFICANT RECURRENT ECONOMIC DOWNTURN COULD RESULT IN OUR CUSTOMERS USING FEWER TEMPORARY EMPLOYEES, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

Demand for our staffing services is significantly affected by the general level of economic activity and unemployment in the United States and the New York, New Jersey and Connecticut area in which we operate. Frequently, customers use temporary staffing services to manage personnel costs and staffing needs. When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many customers reduce their utilization of temporary employees before releasing regular full-time employees. Typically, the we may experience less demand for our services and more competitive pricing pressure during periods of economic downturn. A recurrent recession or a significant lag in economic recovery would likely have a material adverse effect on our business, results of operations, cash flows or financial position.

              Risks Related to this Offering

SHARES OF OUR TOTAL OUTSTANDING SHARES THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

As of July 31, 2006, we had 13,892,974 shares of our common stock issued and outstanding of which 8,710,332 shares are restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale.

The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of our Common Stock.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The Selling Stockholders intend to sell in the public market the shares of common stock being registered in this offering. The average of the high and lowtrading price of our common stock on July 28, 2006 was $0.41. To the extent the Selling Stockholders acquired their shares or warrants at prices less than the current trading price of our common stock, they may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

A DEFAULT BY US UNDER OUR 8% CONVERTIBLE NOTES WOULD ENABLE THE HOLDERS OF OUR 8% CONVERTIBLE NOTES TO TAKE CONTROL OF SUBSTANTIALLY ALL OF OUR ASSETS.

We have granted a security interest to the holders of our 8% convertible Notes, AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, who are also the selling stockholders.  Under the security agreement we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, and contract rights.  A default by us under the 8% convertible notes would enable the holders to take control of substantially all of our assets.  The holders of the 8% convertible notes have no operating experience in our industry and accordingly, a default by us under the 8% convertible notes and the execution by the note holders on our assets could cause Infe to cease operations.

WE HAVE AGREED TO CERTAIN RESTRICTIONS ON OUR ABILITY TO SELL ALL OR SUBSTANTIALLY ALL OF OUR ASSETS AND HAVE AGREED TO MAINTAIN OUR CURRENT CORPORATE EXISTENCE WHICH CAN LIMIT OUR BUSINESS OPTIONS IN THE FUTURE AND NEGATIVELY IMPACT SHAREHOLDER RETURNS

Section 4(j) of the Securities Purchase Agreement with our selling stockholders provides that so long as a selling stockholder beneficially owns any Notes or Warrants, Infe shall maintain its corporate existence and shall not sell all or substantially all of it’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.  The restrictions in this provision would limit our ability to sell all or substantially all of our assets and distribute the returns from such sale to our shareholders.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET MAY DEVELOP.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock is typically significantly more volatile than common stock trading in an active public market.

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

Our CEO and principal stockholder, Arthur Viola, controls approximately 66.7% of our currently outstanding common stock. Accordingly, he may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

The issuance of shares of our common stock, or shares of our common stock underlying warrants, options or preferred stock will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our common stock. The sale of our common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock.

Subject to the restrictions and the right of first refusal set forth in Section 4(e)of the Securities Purchase Agreement, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in Infe ..

SIGNIFICANT DILUTION OF EXISTING STOCKHOLDERS' INTERESTS MAY OCCUR IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK UNDERLYING OUR 8% CALLABLE SECURED CONVERTIBLE NOTES

As of July 31, 2006, we have outstanding $2,000,000 of 8% Convertible Secured Promissory Notes and Stock Purchase Warrants to acquire 800,000 shares of our common stock for $1.50 per share. In addition, within five (5) days of the effectiveness of this prospectus we will issue an addition $1,000,000 of 8% Convertible Secured Promissory Notes and additional Stock Purchase Warrants to acquire 600,000 shares of our common stock for $1.50 per share.  The actual number of shares of common stock issuable upon conversion of the convertible notes is based on a formula tied to the market price of the common stock. The notes are convertible at a price equal to fifty percent (50%) percent of the average of the lowest three (3) closing prices during the twenty (20) trading days prior to the conversion date. The average of the three lowest closing bid prices of our common stock during the twenty (20) trading days before the date of this report was $0.45. Therefore, the notes can be converted to common stock at a rate substantially below the prevailing market price of the common stock at the time of conversion causing an immediate and significant dilution of our common stock.

THE SELLING STOCKHOLDERS HAVE THE ABILITY TO NEGATIVELY AFFECT OUR STOCK PRICE AND TO CREATE A GREATER DILUTION OF THE THEN-EXISTING STOCKHOLDERS.

The closing price of our stock on the day the selling security holder elects to convert the Debenture will affect the number of shares issued to the selling security holder. As of July 6, 2006, the closing price of our stock was $0.45 per share.  If the selling stockholders had converted ten percent of the Notes outstanding on July 6, 2006, the selling stockholders would have received 888,889 shares of common stock, which the selling stockholders could sell at high volumes to drive the closing trading price downward.  As the closing trading price is driven downward, the selling stockholders could convert portions of the Notes at successively lower market rates, thereby causing a successively greater dilution of the then-existing stockholders, including the purchasers of stock from the selling stockholders, and causing a downward spiraling affect on the price of our stock (a so-called "death spiral"). If the selling stockholders convert the Notes when the closing trading price is below its current price, then the selling stockholders will cause a substantially higher dilution of the then-existing stockholders upon successive conversions of the Notes, with the potential of causing a downward spiraling affect on our stock.  For example, if the selling security holder were able to cause the Market Rate to decline by approximately 25% to $0.34 per share upon the sale of the 888,889 shares, then convert an additional ten percent of the Notes, it would receive approximately 1,176,471 shares upon conversion of the second ten percent of the Notes, an increase of approximately 32%.

The following table presents the number of shares of our common stock that we would be required to issue as of March 1, 2006 based on a range of conversion prices based on the 52 week high and low trading prices of our common stock.

	Possible Conversions of:
	Callable Secured Convertible Notes				Stock Outstanding at November 30, 2005:		11,200,024

	Avg. Low	50% of	Note Amount	Total Shares	Pct. Of Converted	Note Amount	Total Shares	Pct. Of Converted
	Stock Price	Avg. Low	Converted	Outstanding	Stock Outstanding	Converted	Outstanding	Stock Outstanding
Notes to Table:	Prior 20 Days	Stock Price	$1,250,000	After Conversion	After Conversion	$ 3,000,000	After Conversion	After Conversion

Per Securities Purchase Agreement	2.50	1.250	1,000,000	12,200,024	8.20%	2,400,000	13,600,024	17.65%
of November 29, 2005:
Company may issue up to	2.25	1.125	1,111,111	12,311,135	9.03%	2,666,667	13,866,691	19.23%
$3,000,000 of "Callable Secured
Convertible Notes"	2.00	1.000	1,250,000	12,450,024	10.04%	3,000,000	14,200,024	21.13%

Callable Secured Notes Outstanding	1.75	0.875	1,428,571	12,628,595	11.31%	3,428,571	14,628,595	23.44%
at November 30, 2005 was:
$1,250,000	1.50	0.750	1,666,667	12,866,691	12.95%	4,000,000	15,200,024	26.32%

The notes are convertible at 50% of	1.25	0.625	2,000,000	13,200,024	15.15%	4,800,000	16,000,024	30.00%
the average of the lowest of three
days of trading prices during the	1.00	0.500	2,500,000	13,700,024	18.25%	6,000,000	17,200,024	34.88%
twenty day period ending one trade
date prior to the date of conversion.	0.75	0.375	3,333,333	14,533,357	22.94%	8,000,000	19,200,024	41.67%

Trade Ranges:	0.50	0.250	5,000,000	16,200,024	30.86%	12,000,000	23,200,024	51.72%
52wk High: 3/2/06 $1.80
52wk Low: 5/23/05 $0.15	0.25	0.125	10,000,000	21,200,024	47.17%	24,000,000	35,200,024	68.18%

	0.15	0.075	16,666,667	27,866,691	59.81%	40,000,000	51,200,024	78.12%

THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE NOTES MAY CAUSE SIGNIFICANT DILUTION OF EXISTING SHAREHOLDERS'INTERESTS AND EXERT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK.

Significant dilution of existing shareholders' interests may occur if we issue additional shares of common stock underlying the outstanding Convertible Notes at conversions prices below the prevailing market price.

The exact number of shares of common stock into which currently outstanding Notes may ultimately be convertible will vary over time as the result of ongoing changes in the trading price of our common stock. Decreases in the trading price of our common stock are likely to result in increases in the number of shares of common stock issuable upon conversion of the Convertible Notes. The following consequences could result:

-If the market price of our common stock declines, thereby proportionately increasing the number of shares of common stock issuable upon conversion of the Convertible Notes, an increasing downward pressure on the market price of the common stock might result (sometimes referred to as a downward "spiral" effect).

-The dilution caused by conversion of Convertible Notes and sale of the underlying shares could also cause downward pressure on the market price of the common stock.

-Once downward pressure is placed on the market price of our stock, the pressure could encourage short sales by holders of the Convertible Notes and others, thus placing further downward pressure in the price of the Common Stock.

-The conversion of the Notes would dilute the book value and earnings per share of common stock held by existing stockholders.

THE COMPANY’S FAILURE TO COMPLY WITH THE TERMS OF THE CONVERTIBLE DEBENTURES COULD LEAD TO AN ASSESSMENT OF LIQUIDATED DAMAGES BY THE HOLDERS OF THE CONVERTIBLE DEBENTURES AND WARRANTS.

Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the SEC within 120 days of March 30, 2006, Infe is obligated to pay a registration default fee to the 8% callable secured convertible debenture holders equal to the principal of the Convertible Notes outstanding multiplied by .02 multiplied by the sum of the number of months that the registration statement is not yet effective, on a pro rata basis.  For example, if the registration statement becomes effective July 30, 2006, we would pay $5,000 for each $250,000 debenture outstanding.  If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $5,000 for each $250,000 of Outstanding Principal Amount.   Although the Holders of the Convertible Notes have not notified Infe of a default to date, this failure to notify us does not act as a waiver of the default.  Accordingly, the Company’s failure to make this registration effective could result in the assessment of liquidated damages in the amount of $40,000 per month against Infe beginning July 30, 2006.

In addition, we have agreed to register and have reserved at all times for issuance at least two times the number of shares that is actually issuable upon full conversion of the Notes and full exercise of the Warrants.  As of the date of this prospectus, we do not have a sufficient number of common stock registered to reserve two times the number of shares that is actually issuable upon full conversion of the Notes and full exercise of the warrants.  Although the Holders of the Convertible Notes and Warrants have not notified Infe of a default to date, this failure to notify us does not act as a waiver of the default.

Moreover, we are required to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of common stock upon a conversion of the Convertible Notes within two business days upon receipt of the conversion notice.

Furthermore, a breach of the representations and warranties contained in the Securities Purchase Agreement exposes us to liquidated damages in the amount of, three percent (3%) of the outstanding amount of the Notes per month plus accrued and unpaid interest on the Notes, prorated for partial months, in cash or shares at the option of the Company.  Section 3.x of the Securities Purchase Agreement contains a representation by the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end.  The report dated January 13, 2006 of our auditor contains a qualified opinion and accordingly we are in default of this provision.

HOLDERS OF THE 8% CALLABLE SECURED CONVERTIBLE NOTES COULD SEEK TO MANIPULATE OUR STOCK PRICE THROUGH SHORT SALES.

Holders of the Callable Secured Convertible Notes could potentially seek to manipulate the market price of our common stock downward so as to increase the number of common shares they would receive upon converting their Convertible Notes. For example, just before converting their Notes, holders might engage in short sales in an effort to cause a market price decline.

FACTORS BEYOND OUR CONTROL MAY CAUSE THE PRICE OF OUR STOCK TO BECOME MORE VOLITILE

The market price of our common stock has been, and may continue to be, extremely volatile and may become more volatile as a result of factors beyond our control, including the following:

- the dilution of our stock by the selling stockholders converting the Notes or exercising the Warrant.

- the sale of large volumes of our stock by the selling stockholders or others which may negatively impact the price of our stock.

- our failure to meet our financial expectations such as an increase in our sale revenue each quarter and reaching profitability.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” information within the meaning of the federal securities laws. The forward-looking information includes statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Forward-looking information and statements are subject to many risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include:

- legal regulation of our business and the cost of compliance with laws that may become applicable to our business; and

- other risks and uncertainties described under “Risk Factors” and in our filings with the SEC.

You are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

When used herein, the words “anticipate,” “estimate,” “expect,” “objective,” “projection,” “forecast,” “goal” or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the selling stockholders covered by this prospectus. An addition $1 million of Convertible Notes and 600,000 of the warrants remain available for issuance pursuant to the Securities Purchase Agreement.  Upon issuance of the additional $1 million of Convertible Notes and Warrants we will receive proceeds of $1 million. We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised .. In that case, we could receive a maximum of $2,100,000, which would be used for working capital and general corporate purposes.

     MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since April 25, 2005 under the symbol "IFHR.OB". Prior to that date, there was no active market for our common stock. Based upon information furnished by our transfer agent, as of July 31, 2006, we had approximately 158 holders of record of our common stock.

The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

Fiscal Year 2006

High

Low

---------------------------------------------------------

First Quarter

 $.80

$.35

Fiscal Year 2005

High

Low

---------------------------------------------------------

First Quarter

$N/A

$N/A

Second Quarter

0.50

0.01

Third Quarter

0.41

0.17

Fourth Quarter

0.80

0.44

DIVIDENDS

We have not paid a dividend since our incorporation. Our Board of Directors may consider the payment of cash dividends, dependent upon the results of our operations and financial condition, tax considerations, industry standards, economic considerations, regulatory restrictions, general business factors and other conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

EXECUTIVE SUMMARY:

PLAN OF OPERATIONS

The performance of recently acquired Monarch has exceeded expectations for the first thirteen weeks of operations (since December 21, 2005).  On June 1, 2006, Infe, through its wholly owned subsidiary, Infe Human Resources-Unity, Inc. closed on the acquisition of the assets of Cosmo Temp, Inc. and Mazel Temp, Inc, both of which are employee-staffing companies.

For the six months ended May 31, 2006, Infe realized net income of $3,706 and the Company expects that it will continue to realize positive net income.  Moreover, the Company believes that the recent acquisitions of Cosmo Temp and Mazel Temp will have a positive effect on income and cash flow.

The growth of the first quarter 2006 continued throughout the second quarter.  Revenues grew significantly. Sales and earnings have enabled the company to move from a development to a business stage company.  This internal growth has eliminated the need, currently, for costly accounts receivable financing.  During the second quarter 2006, wholly owned Daniels Corporate Advisory Company, Inc. provided strategic management consulting in the capacity of senior management for all the staffing subsidiaries with regard to short and long term corporate planning, finance, operating strategies and acquisitions. The efforts of the Daniels Corporate Advisory team have spurred tremendous growth and financial results for the staffing subsidiaries.  Moreover, although the Company sustained a net loss for the six month period ending May 31, 2006, it realized net income for the three month period ending May 31, 2006.

The job market and need for temporary and permanent staffing is constantly shifting with the economy.  However, Infe believes its focus on staffing in the IT, engineering and nursing sectors are largely unaffected by the changing economic environment.  Moreover, as Infe has only actively joined the staffing industry over the past 12 months, we believe that we are entering the market at an opportune time.  The market for staffing experienced a decline in the previous 4 years, which decline turned to sharp improvement in 2005.

We are committed to an acquisition policy going forward. With the growing industry trend towards lower-margin contract and temporary staffing, size matters. Management has mapped out a plan to make selective acquisitions, assuming we are able to obtain financing, to re-establish the staffing sector of our Company as a large regional staffing firm and leverage its customer base into new geographical regions. More importantly, as the size of the company's revenues increase, fixed costs as a percentage of revenues should decrease. Although there is no guarantee that this strategy will succeed, we believe that this is the best strategy for the future of the Company. To achieve this growth, we will have to issue additional equity and/or obtain acquisition financing. We cannot assure you that we will be able to issue additional equity or obtain additional financing, that we will be able to compete successfully with other companies in acquisitions, or that any acquisition we make will be accretive to our earnings or cash flow.

In addition, the Company expects that the eventual growth in operations of our corporate financial consulting division will help finance future growth of the staffing division.

Infe does not engage in research and development.

Infe does not expect to purchase any significant equipment or real estate.

Infe does not expect any significant changes to its number of employees with its current operations; however, additional acquisitions will likely involve the addition of employees.

The following management's discussion and analysis should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this document.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED NOVEMBER 30, 2005 COMPARED TO FISCAL YEAR ENDED NOVEMBER 30, 2004

REVENUES

Revenues were $5893 for the fiscal year ended November 30, 2005, as compared to $0 for the year ended November 30, 2004.  This increase in revenue was due to revenue from corporate financial consulting services.

COST OF REVENUES

Cost of revenues was $0 for the fiscal years ended November 30, 2005 and 2004.

OPERATING EXPENSES

Operating expenses for the fiscal year ended November 30, 2005 were $532,707 compared to $20,500 for the fiscal year ended November 30, 2004. The increase in operating expenses was primarily related to increased professional fees, compensation as a result of expenses related to the private securities offering, as well as investigating and considering business opportunities.

LOSS FROM OPERATIONS

Loss from operations for the fiscal year ended November 30, 2005 was $479,477 compared to $17,860 for the fiscal year ended November 30, 2004.

INTEREST EXPENSE

Interest expense was $0 and $0 for the fiscal years ended November 30, 2005 and 2004, respectively.

REALIZED GAIN ON SALE OF SECURITIES

The realized gain from the sale of marketable securities was $47,337 for the fiscal year ended November 30, 2005 as compared to $2,640 for the fiscal year ended November 30, 2004.  The gain was the result of Infe's sale of securities to meet operating expenses.

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK

Net loss applicable to Common Stock was ($479,477) for the fiscal year ended November 30, 2005, compared to a loss of ($17,860) for the fiscal year ended November 30, 2004. Net loss per common share was ($0.04) for the fiscal year ended November 30, 2005 and $00 for the fiscal year ended November 30, 2004.

SIX MONTHS ENDED MAY 31, 2006 COMPARED TO SIX MONTHS ENDED MAY 31, 2005

REVENUES

Revenues were $1,812,503 for the six months ended MAY 31, 2006, as compared to $0 for the six months ended MAY 31, 2005. The increase of revenues was due to the Company emerging from the development stage and conducting operations in its staffing subsidiaries.  The Company completed several staffing business acquisitions since December 2005.  Operating revenues from two of those acquisitions are reflected in the period ended May 31, 2006.  In addition, the Company recognized $23,572 of previously deferred revenue from its business consulting division during this period.

OPERATING EXPENSES

Operating expenses for the six months ended MAY 31, 2006 were $1,959,253 compared to $39,000 for the six months ended MAY 31, 2005. This increase was primarily attributed to the Company emerging from the development stage and conducting operations in its staffing subsidiaries.  The Company completed several staffing business acquisitions since December 2005.  The Company’s largest expense is its compensation, which is generally associated with the staffing subsidiaries.  Moreover, the Company now incurs significant selling, general and administrative expenses.  In addition, the Company sustained large professional fees associated with the acquisitions, and with work associated with the Company’s registration statement on form SB-2 which was initially filed February 3, 2006.

LOSS FROM OPERATIONS

Loss from operations for the six months ended MAY 31, 2006 was $146,750 compared to $39,000 for the six months ended MAY 31, 2005.

INTEREST EXPENSE

Interest expense was $5,776 and $0 for the six months ended MAY 31, 2006 and 2005, respectively. This was primarily attributable to interest on the Company’s outstanding note with North Fork Bank and an outstanding note to the former owner’s of Monarch Human Resources, Inc., related one of the Company’s recent acquisitions.

INTEREST INCOME

Interest income was $10,637 and $0 for the three months ended MAY 31, 2006 and 2005 respectively.  This was primarily attributed to interest earned on the Company’s cash bank accounts.

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK

Net income applicable to Common Stock was $3,706 for the six months ended MAY 31, 2006, compared to net income of $11,780 for the six months ended MAY 31, 2005. Although the Company realized a net operating loss during the six months ended MAY 31, 2005 it recognized a gain of $145,595 from the sale of marketable securities during the same period.  In addition, although the Company realized a net operating loss for the six months ended MAY 31, 2005 it recognized a gain of $50,780 from the sale of marketable securities during that period.  Net income (loss) per common share was $0.00 for the six months ended MAY 31, 2006 and $0.00 for the six months ended MAY 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

Infe's financial statements are prepared on a going-concern basis, which assumes that Infe will realize its assets and discharge its liabilities in the normal course of business.  However, our cash flows for 2006 are currently projected to be insufficient to finance projected operations, without funding from other sources.  These conditions raise substantial doubt as to our ability to continue as a going concern.

Management's plans for this uncertainty includes increasing the revenue of Infe both internally and through acquisition, as well as by raising additional capital from external sources. Management may also liquidate some of the marketable securities that it owns. There can be no assurance that management will be successful in these plans. Management also intends to finance a growth in operations through funds received from the exercise of the outstanding Warrants.

During the fiscal year ended November 30, 2005, Infe had net cash increase of $1,189,694 from operations resulting from the proceeds of convertible notes payable in the amount of $1,480,000, an officer loan of $8,600 and $20,000 from the sale of common stock in a private transaction and reduced by ($33,018) as the net cash used in operating activities and ($285,888) as the net cash used in investing activities, including financing costs associated with the convertible notes payable.  The reduction of net cash of in the amount of $33,018 includes an adjustment to cash in the amount of $220,425 for stock issued for services rendered and $245,000 for stock issued as compensation. Cash used in investing activities amounted to ($285,888) for the fiscal year ended November 30, 2005. Infe does not have any commitments for capital expenditures or leasing commitments in the future, other than its month-to-month lease of its office.

During the six months ended May 31, 2006, we used $1,174,933 of cash for operating activities. This was primarily due to our operations in the staffing business, including increased accounts receivable, prepaid expenses and deposits.  Cash used in investing activities amounted to $776,589 for the six months ended May 31, 2006.  This was primarily due to cash used in acquisitions.  Our commitments for capital expenditures and leasing commitments include our month-to-month lease of our corporate office in New York, a month to month lease for a small office in New Jersey, which was the former Express Employment Agency office and a three year lease for offices in New Jersey which were the former  Mazel Temp and Cosmo Temp offices.  In addition, the Company has obligations associated with its outstanding Secured Convertible Promissory Notes and Notes payable associated with its recent acquisitions.

Infe received $1,508,600 from its financing activities for the fiscal year ended November 30, 2005.  As of November 30, 2005, Infe had $1,189,694 in cash or cash equivalents and had marketable securities of $57,339.  We received $1,028,457 from financing activities for the six months ended May 31, 2006.   As of May 31, 2006, we had cash or cash equivalents of $266,629 and had marketable securities of $106,352. In addition, as of May 31, 2006, the Company had $205,224 in net accounts receivables.

On June 1, 2006, Infe closed on the acquisition of the assets of Cosmo Temp, Inc. and Mazel Temp, Inc.  At closing Infe utilized $950,000 of its cash.  In addition Infe is obligated to pay an additional $333,580 over the next twelve months payable $83,395 per quarter.  Infe believes that cash from operations will be sufficient to pay these obligations.  Management intends to set aside a reserve sufficient to meet the required payments.  In addition, Infe intends to supplement the utilized cash from operations with the cash received from the purchase of the additional $1 million in convertible notes and from the exercise of the warrants by the warrant holders.

Additional financing may be needed in the form of accounts receivable financing (i.e factoring) and perhaps some equity placement with institutional investors at potentially higher valuation levels, - (as Infe will now be driven by sales revenues and earnings and a positive cash flows) - as Infe expands and matures.  Moreover, Infe will seek short term loans as necessary and available.

The funds from the Convertible Notes have provided the down payment amounts for the Monarch Acquisition and its add-on acquisition of Express Employment.  The Convertible Note funding also provides working capital for the entire staffing operation, as well as our overall operations.   To date, the Convertible Notes have provided $2 Million and upon the effectiveness of the Registration Statement being considered hereby, will provide an additional $1 Million.  The balance of the current funds received (of approximately $1 Million) and the additional $1 Million to be received upon the Registration Statement effectiveness, are earmarked for payment of note balances dues to recent acquisitions, working capital including additional acquisition down payments.

Unlike venture capital funding, the Convertible Note Financing allows management to stay in charge and carryout its business plan without judgmental interference and does not drain corporate liquidity and cash. Unlike conventional venture capital debt, whose debt service comes out of corporate cash flow, the existing Convertible Note Debt is convertible into equity being registered, herein, through this Registration Statement.   With continued good operating results and its expected positive effect on the market for and price of our common stock, the Convertible Note debt will be eliminated through the sales of stock, into the open market, without any demands on corporate cash flows – as in conventional debt repayment.

Section 4(e) of the Securities Purchase Agreement with our selling stockholders prohibits Infe from obtaining additional equity financing involving the sale of convertible securities, common stock at a discount to market or warrants, without first obtaining the consent of the selling stockholders, for a period ending on the later of 270 days from November 30, 2005 or 180 days from the effectiveness of this registration statement. In addition, Infe granted the selling stockholders a right of first refusal on future offerings for a period in excess of two (2) years.  The right of first refusal is subject to certain exclusions, including, a capital raise involving a firm commitment underwritten public offering for in excess of $15,000,000, issuances associated with mergers, acquisitions and joint ventures, and issuances under stock option plans.

Subject to the restrictions and the right of first refusal set forth in Section 4(e)of the Securities Purchase Agreement, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in Infe.

Section 4(j) of the Securities Purchase Agreement with our selling stockholders provides that so long as a selling stockholder beneficially owns any Notes or Warrants, Infe shall maintain its corporate existence and shall not sell all or substantially all of it’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the SEC within 120 days of March 30, 2006, Infe is obligated to pay a registration default fee to the 8% callable secured convertible debenture holders equal to the principal of the Convertible Notes outstanding multiplied by .02 multiplied by the sum of the number of months that the registration statement is not yet effective, on a pro rata basis.  For example, if the registration statement becomes effective July 30, 2006, we would pay $5,000 for each $250,000 debenture outstanding.  If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $5,000 for each $250,000 of Outstanding Principal Amount. Although the Holders of the Convertible Notes have not notified Infe of a default to date, this failure to notify us does not act as a waiver of the default.  Accordingly, the Company’s failure to make this registration effective could result in the assessment of liquidated damages in the amount of $40,000 per month against Infe beginning July 30, 2006.

In addition, we have agreed to register and have reserved at all times for issuance at least two times the number of shares that is actually issuable upon full conversion of the Notes and full exercise of the Warrants.  As of the date of this prospectus, we do not have a sufficient number of common stock registered to reserve two times the number of shares that is actually issuable upon full conversion of the Notes and full exercise of the warrants.  Although the Holders of the Convertible Notes and Warrants have not notified Infe of a default to date, this failure to notify us does not act as a waiver of the default.

Moreover, we are required to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of common stock upon a conversion of the Convertible Notes within two business days upon receipt of the conversion notice.

OFF-BALANCE SHEET ARRANGEMENTS

   As of May 31, 2005, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we were engaged in such relationships.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Revenue and Cost Recognition

The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered and collection is reasonably assured.

Income Taxes

Effective May 2, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No, 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Investments

In accordance with SFAS No. 115, “ Accounting for Certain Investments in Debt and Equity Securities ”, securities are classified into three categories: held-to-maturity, available-for-sale and trading. The Company’s investments consist of equity securities classified as available-for-sale securities. Accordingly, they are carried at fair value in accordance with SFAS No. 115. Further SFAS No. 115 unrealized gains and losses for available-for-sale securities are excluded from earnings, and reported net of deferred income taxes, as a separate component of stockholder’s equity, unless the loss is classified as other than a temporary decline in market value.

BUSINESS

Through our wholly owned subsidiary, Daniels Corporate Advisory Company, Inc., we conduct two divisions: (a) the corporate financial consulting division and (b) the merchant banking division. The corporate financial consulting division provides advisory services to client companies. We received a $55,000 contract to perform consulting services over a 14-month period beginning October 13, 2005 through December 14, 2006.  The Company recognized earnings of $5,982 in the fiscal year ended November 30, 2005 and earnings of $23,572 for the six months ended May 31, 2006 from this contract.   This contract represented the first revenues for this division.     The merchant banking division has an in-house equity-funding program in which it intends to finance the growth of client and payroll service companies, as well as purchase equity in small public companies. As of July 31, 2006, the sole client of our merchant banking division is our staffing subsidiary, Infe Human Resources of New York, Inc.  However, Infe intends to pursue the growth of the merchant banking division within the next twelve months.  Infe does not intend to register under the Investment Company Act of 1940, but rather intends to operate its merchant banking division within allowable exemptions from registration.

Through our wholly owned subsidiary, Infe-Human Resources of New York, Inc., we conduct part of our employment-staffing services. The staffing services includes both temporary and permanent placement for both professional and non-professional employment.  The staffing business is our primary source of revenue and had revenues of $1,788,931 for the six months ended May 31, 2006.

Through our wholly owned subsidiary, Infe-Human Resources-Unity, Inc. we conduct additional employment staffing services.  On June 1, 2006 Infe-Human Resources, through its wholly owned subsidiary Infe-Human Resources-Unity, Inc. purchased the assets and business operations of Cosmo Temp, Inc. and Mazel Temp, Inc. both of which are employee-staffing companies.  Based on unaudited financial statements Cosmo and Mazel had a consolidated adjusted EBITDA of $855,720 for the twelve months ended September 30, 2005.

The Staffing Division services are focused primarily on placing temporary and permanent light industrial and clerical/administrative staffing personnel and providing temporary and permanent placement services of professionals such as engineers and accountants. The Staffing Division currently operates in the tri-state area including New York, New Jersey and Connecticut.

Direct placement is the traditional contingency search, recruiting and placement service, where we obtain a written order to fill a specific job, recruit suitable applicants and facilitate the placement. Our fees range from 15% to 35% of the first year's annual salary of the newly placed employee. We generally offer our clients a 30-day guarantee during which we agree to replace, without additional charge to the client, any newly placed employee who leaves the job. If we are unable to replace the employee, we will generally refund the client's fee, or a prorated portion thereof, depending upon the circumstances. Typically, direct placements are highly dependent on current economic and employment trends but carry a high profit margin. Due to its high margins, our profitability is highly dependent on revenues from direct placements.

Temporary staffing is a service where we place personnel for a relatively short period of time, ranging from several weeks to several months, with clients seeking to satisfy a temporary increase in work volume, offset a sudden loss of personnel, or, in some cases, pre-screen for a permanent placement. Temporary staffing orders are typically placed by one of our IT, engineering or nursing clients ..  Temporary personnel placed by us either become our employees, where we pay all employment costs, including hourly wages, unemployment taxes, social security taxes and fringe benefits or are independent contractors. When certain information technology professionals satisfy applicable requirements, contract personnel are classified as independent contractors.

Contract staffing (or Logistics) is a service where we place personnel to fill the needs of a client's specific large project, or chronic staff augmentation need, ranging in duration from four weeks to more than one year. A typical placement begins with our response to a client's request for proposal and culminates in a contract which does not specify a fixed volume of hours but does contain terms, pricing and other criteria, including a limited guarantee of an individual's job performance over a relatively short period of time. The contract personnel we recruit and place may become our employees, where we pay all employment costs, including hourly wages, unemployment taxes, social security taxes and fringe benefits. In some cases, due to client specifications, or when certain information technology professionals satisfy applicable requirements, contract personnel are classified as independent contractors. Contract revenues typically provide a more stable and constant revenue base but at a lower profit margin.

Our sales in 2005 were sourced in the northeast including New York, New Jersey and Connecticut.  We did not have sales in 2004.

Our newly developed website address is INfeHumanResources.com

Recent Acquisitions

In order to help implement our business plan by adding staffing services, On December 20, 2005, a newly-formed subsidiary of the Company, paid $300,000 cash to acquire 100% of the outstanding shares of stock of Monarch Human Resources, Inc., a New Jersey corporation  (“Monarch”).  The Company also granted the selling shareholders two warrants to purchase up to twenty-percent (20%) of the newly formed subsidiary which owns Monarch’s stock.  The warrant holders can purchase the subsidiary stock at an exercise price of $0.001 per share, which expire on December 20, 2007.  Also related to this acquisition, the Company loaned Monarch $100,000 to fund its working capital needs.  The promissory note is due on demand with twelve percent (12%) interest. Monarch is an employee staffing company.

On March 28, Infe through its wholly-owned subsidiary, Infe-Human Resources of New York, Inc. (the “Buyer”), and Express Employment Agency Corporation,  a New Jersey corporation (“Seller”) entered into and closed an Asset Purchase Agreement for the purchase by Buyer of the Seller’s business assets, including clients, client records and lists, office furniture and equipment, business premises, telephone numbers, and websites in exchange for $170.000.  The Agreement provides for a cash payment in the amount of $110,000 and a 3 year promissory note in the amount of $60,000.  Express is an employee staffing company.

On June 1, 2006, Infe, through its wholly-owned subsidiary, Infe-Human Resources-Unity, Inc. (the “Buyer”), and Cosmo Temp, Inc. a New Jersey corporation and Mazel Temp, Inc. a New York corporation (“Sellers”) completed and closed an Asset Purchase Agreement for the purchase by Buyer of the Sellers’ business assets, including clients, office furniture and equipment, business premises, telephone numbers, trade names, intangible assets, goodwill, marketing and  promotional materials.  The Buyer did not agree to assume any liabilities.

The Agreement provides for a base purchase price of one million two hundred eighty three thousand five hundred and eighty dollars ($1,283,580) and a contingent purchase price of an additional Two Hundred and Sixteen Thousand Four Hundred and Twenty Dollars ($216,420) to be paid over a two year earn out period to bring the total purchase price to One Million Five Hundred Thousand Dollars ($1,500,000).  The Agreement provides for an additional contingent purchase price such that in the event that certain cumulative Consolidated Gross Profit milestones are reached over a two year period, there is a potential earn out of a contingent additional amount such that the total purchase price could not exceed Two Million Dollars ($2,000,000).

The purchase price is to be paid as follows:  Nine Hundred and Fifty Thousand Dollars ($950,000) at Closing and a one year convertible promissory note for the remaining Three Hundred and Thirty Three Thousand Five Hundred and Eighty Dollars ($333,580) payable in four (4) quarterly installments of Eighty Three Thousand, Three Hundred and Ninety Five ($83,395) each.  One half of the additional contingent earn out price is payable at the end of each of the two (2) year earn out periods, the amount of which will be calculated based on the Consolidated Gross Profit for the trailing twelve month period.

In addition, Buyer agreed to pay Sellers, as additional consideration, one hundred percent (100%) of the EBITDA of a new business segment represented by a new client of Sellers, up to a maximum of Two Hundred and Fifty Thousand Dollars ($250,000).  Such payments are to be paid monthly starting sixty (60) days from Closing.

The agreement provides that One Hundred Thousand (100,000) shares of common stock of Infe-Human Resources, Inc. be held in escrow and released to the Sellers as additional purchase price on the date when the promissory note is paid and satisfied in full.

As part of the transaction, the Buyer has agreed to enter into an employment agreement with Ludin Pierre, President and sole shareholder of the Sellers, for a term of two years.  Mr. Pierre has agreed to a non-competition and non-solicitation agreement for a period of two (2) years following the termination of the employment agreement.  In addition, as part of the transaction, the Buyer has agreed to enter into a Lease agreement with Ludin Pierre, President and sole shareholder of the Sellers, for the business premises, for a period of three (3) years with three one (1) year renewal options.

Arthur Viola, President and CEO of Infe Human Resources, Inc. personally guaranteed the promissory note.  At the Closing the Buyer granted the Sellers a security interest in all of the purchase assets sold to Buyer by Sellers, and the accounts receivables generated by Buyer after closing as security for payment of the promissory note.  In addition, as additional security Infe Human Resources, Inc. executed a Stock Pledge Agreement pledging two hundred thousand (200,000) shares of common stock as security for payment of the promissory note.

The Sellers are employee-staffing companies.  Prior to entry into the Agreement there was no material relationship between the Buyer or Sellers or any of their officers or directors.

Business Strategy

We intend to look at potential acquisitions in complementary areas of corporate financial services and staffing services and grow through internal sales and development initiatives as well.  Due to our physical presence in New York, we expect that our business will initially be focused on the "Northeast Corridor" from Boston to Washington plus the fast-growing Florida market.  Management believes that Florida is fast-growing due to its (i) above-average population growth; (ii) a low-tax regulatory climate; (iii) a favorable climate for small businesses including such things as State funded business incubators; and (iv) a diverse population, all of which lead, in management's view, to greater small business formation and correspondingly greater potential demand for our services.

We have earmarked locations for our services and started market penetration in New York - through our 67 Wall Street, NY Location and in Greenwich Connecticut, Southern New Jersey and Western Pennsylvania.

As an additional means to potentially increase our size and scale, we are also reviewing potential acquisitions of small and medium sized payroll processing companies as well as companies that can provide "add-on" services, including investment services to the client company and its employees.  Due to the numerous uncertainties associated with acquiring a company, we do not have a definitive timetable on making its next acquisition.  However, we believe that making acquisitions can be an important method to our growth as a complement to growth internally.

We are currently taking steps to provide services in Florida.   The acquisition of Monarch Human Resources, Inc. and its Toms River white collar division, has allowed us to plan for Florida expansion.  The original owner of that division is relocating to Florida, shortly.  She has expressed an interest in developing a Florida branch of Monarch – near Tampa.

Products and Services

Our Corporate Financial Consulting Division intends to advise payroll clients as well as non- payroll client companies. This division will work with companies seeking to create and/or acquire adjunct service businesses, whose services will initially provide better lifestyles for its existing workforce, and ultimately will be packaged, on an additional profit center basis, for sale to other small companies for the retention of their employees. Other financial assignments will be undertaken for clients, including investment banking services.  The profits generated from all the Financial Consulting Assignments will be available for venture investment, through the second division - The Merchant Banking Division.

The Merchant Banking Division offers an in-house equity funding program, whereby Daniels will help finance the growth of client, payroll service companies, as well as non-payroll services companies.   This division will also profit by the purchase of equity in attractive small public companies whose growth strategies are in line with Daniels' philosophy - growth through leveraged acquisition(s). In addition, this Division offers corporate financial consulting services.

The Staffing Division is focused primarily on placing temporary and permanent light industrial and clerical/administrative staffing personnel and providing temporary and permanent placement services of professionals such as engineers and accountants.

Sales and Marketing

We intend to provide to our customers payroll and other services including venture capital management, and business development/financial advisory services.  We may also acquire debt or equity securities in our clients in connection with business development and venture capital management services. Such transactions would occur if we determined that acquiring a debt or equity security in its client would enhance our relationship with our client and would likely generate a positive economic return.  We market our services both directly through referrals and indirectly through accounting firms.  We also intend to do joint marketing with our clients by providing venture capital management and working partner development (Merchant Banking) in exchange for the client providing its network of corporate relationships to us for payroll and ancillary services.  Our plan is that by providing several important financial services for clients, we intend to develop valuable long-term relationships which would yield consistent revenue.

In the staffing industry we intend to market our services through referrals and through hospitals, medical centers and a concentration in the medical industry.  We intend to capitalize upon our recent acquisition of Monarch Human Resources by ensuring continued high level service to its current client base, while offering new and valuable services to the existing client base both through expansion in the Staffing industry and through offering services available from its Corporate Financial and Merchant Banking divisions.  We intend to grow our staffing business through future acquisitions of existing staffing companies with a concentration on high margin sectors such as the medical industry.  In addition, we will grow our existing business through word of mouth and the hiring of a sales team.

We are currently seeking a Nursing Director to aid in the contact marketing to those facilities in Southern New Jersey.  Our initial service offerings will be for nursing and support staff services.  With the introduction of these company services, we intend to offer proprietary “add on “services that can be profit centers to both us and the medical facility.

Principal Executive Offices

Our operational headquarters are located in an office service complex located on the 22nd floor of 67 Wall Street, New York, New York 10005-3198.  Our lease is month-to-month with no expiration date.  We believe that our existing facilities are adequate for our needs for the foreseeable future and that if additional space is needed, it would be available on favorable terms at the same location.

Competition

  The employment services industry is very competitive and fragmented. There are limited barriers to entry and new competitors frequently enter the market. A significant number of our competitors possess substantially greater resources than the Company. Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of outsourcing services, systems integrators, computer systems consultants, other providers of staffing services, temporary personnel agencies and search firms, which range from large national companies to local employment staffing entities. Large national companies that offer employment staffing services include Adecco SA, CDI Corp, MPS Inc., Kforce Inc., and Manpower Inc. as well as several other privately held firms. Other companies we compete with include Butler International, Inc., General Employment Enterprises, Inc., RCM Technologies, Inc., Robert Half International Inc., Professional Staff, PLC, Comforce Corp., Kelly Services, Inc., National Technical Systems, Inc., and TechTeam Global, Inc. Local employment staffing entities are typically operator-owned, and each market generally has one or more significant competitors. In addition, we compete with national clerical and light industrial staffing firms, such as Spherion Corporation and Administaff Inc., which also offer contract staffing services. National and regional consulting firms also offer certain employment staffing services. In addition, we are always exposed to the risk that certain of our current and prospective clients will decide to hire full-time employees who will provide the relevant services internally. There can be no assurance that we will be able to continue to compete effectively with existing or potential competitors.

Regulation

  Most states require direct placement firms to be licensed in order to conduct business or bid on certain government contracts. Such licenses may be revoked upon material noncompliance with state regulations. Any such revocations would have a materially adverse effect on our business within that market. We believe that we are in substantial compliance with all such regulations and possess all licenses necessary to engage in the direct placement of personnel in the jurisdictions in which we do business. Various government agencies have advocated proposals from time to time to license or regulate the placement of temporary personnel. We do not believe that such proposals, if enacted, would have a material adverse effect on our business.

Employees

Through our wholly owned subsidiary Infe Human Resources of New York, Inc. we have 150 full-time employees used for temporary staffing and 5 full time office staff. Through our wholly owned subsidiary Infe Human Resources-Unity, Inc. we have 300 full time employees used for temporary staffing and 10 full time office staff.  Infe does not have any part-time employees.  We enjoy good employee relations. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

Litigation

We are not a party to any pending or threatened litigation.

MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth information as of December 29 2005 regarding the members of our board of directors and our executive officers. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name                         Age                         Position                         Since

Arthur Viola               50                         CEO; President              September 2002

                                    and Director

Arthur Viola, age 50. Mr. Viola has been Chairman, President, CEO and a Director of Infe since September 2002. In 1981, Mr. Viola founded The Viola Group, Inc., a New York based public company which acquired and managed Private companies. From 1990 to the present, Mr. Viola has served as senior partner of Daniels Corporate Advisory Co., a New York based private company which invests in and helps grow small public companies. Previously, Mr. Viola was involved with mergers and acquisitions with Bank of America, Gulf & Western and Crane Co., and was an Account Manager for Citibank, N.A. Mr. Viola earned a B.A. from Iona College, an MBA from Pace University and has done advanced work in Corporate Mergers & Acquisitions and Real Estate Development at New York University.

The Board is divided into three classes, with the term of office of one class expiring each year. We currently have one Director with no Directors in Class I, no Directors in Class II and one Director in Class III. The term of office of Director Arthur Viola expires at the 2006 annual meeting.

Compliance with Section 16(A) Of The Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Executive Compensation

(a) Compensation.

The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers with compensation in excess of $100,000 for the years ended November 30, 2005 and 2004 and 2003 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Annual Compensation        Long Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s)	Securities Underlying Options/Warrants	All other compensation ($)
Arthur Viola, pres. and chairman	2005 2004 2003	0	0	$245,000	0	0
	2005	0

Option Grants During 2005

Name	Number of Securities Underlying Options (shares of common stock)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
N/A	N/A	N/A	N/A	N/A
N/A	N/A	N/A	N/A	N/A

EMPLOYMENT CONTRACTS

We do not have an employment contract with any executive officers. Any obligation to provide any compensation to any executive officer in the event of his resignation, retirement or termination, or a change in control of the Company, or a change in any Named Executive Officers' responsibilities following a change in control would be negotiated at the time of the event.

We may in the future create retirement, pension, profit sharing and medical reimbursement plans covering our Executive Officers and Directors.

Directors Compensation

Infe 's directors did not receive any compensation for services rendered as a director during fiscal 2005.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth as of December 29, 2005, the number of outstanding common shares of Infe beneficially owned by (i) each person known to

Infe to beneficially own more than 5% of its outstanding common shares, (ii) each director, (iii) each nominee for director, (iv) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

Name and                                        Shares of Common Stock          Approximate

Address of Beneficial Owner            Beneficially Owned (2)              Percent of Class

---------------------------                   -------------------------                ----------------

Arthur Viola(1)

67 Wall Street, 22nd Floor

New York, NY 10006                    8,780,640                                    66.7%

Corey S Ribotsky(3)

          0

0

Officers and directors as a group (1 person)

----------------------------------------------------------------------------

(1) An officer and director

(2) Does not include common shares underlying options and warrants

(3) Corey S. Ribotsky has voting and investment control over the common shares owned by the Selling Stockholders AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.  The Selling Stockholders have the right to acquire 648,700 shares of common stock within the next 60 days through the exercise of warrants and conversion of the convertible promissory notes.

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

None of our directors or executive officers or their respective immediate family members or affiliates are indebted to us. As of the date of this prospectus, there is no material proceeding to which any of our directors, executive officers or affiliates is a party or has a material interest adverse to us.

DESCRIPTION OF THE PRIVATE PLACEMENT

On November 30, 2005, we entered into a Securities Purchase Agreement with four investors pursuant to which they have the right to acquire 8% callable secured convertible notes (the "Convertible Notes") in the aggregate principal amount of $3,000,000, together with Stock Purchase Warrants (the "Warrants") to acquire 1,200,000 shares of Infe's common stock. Infe issued additional warrants to acquire 400,000 shares of Infe's common stock to intermediaries in the transaction.  The warrants to purchase 400,000 shares were issued to Eric Noveshim and Dutchess Capital Advisors.  Simultaneously with the entry into these Securities Purchase Agreements, on November 30, 2005, the four investors each purchased secured convertible notes for an aggregate of $1,250,000.  On February 14, 2006, the four investors each purchased additional secured convertible notes for an aggregate of $750,000.  Pursuant to the Securities Purchase Agreement, within five days of the effectiveness of this registration statement, the four investors are conditionally obligated to purchase additional Convertible Notes in the aggregate amount of $1,000,000 and be issued an additional 600,000 warrants. The Convertible Notes and the Warrants may be collectively referred to herein as the "Securities".

The obligation to purchase the additional Convertible Notes upon effectiveness of the Registration Statement is conditioned upon Infe satisfying the following:  (1) the Company’s representations and warranties contained in the Securities Purchase Agreement must be true and correct in all material respects on the date of purchase; (ii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the Securities Purchase Agreement; (iii) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (iv) the shares of common stock underlying the Convertible Notes and warrants have been authorized for quotation on the Over-The-Counter Bulleting Board (OTCBB) and trading in our common stock on the OTCBB has not been suspended by the SEC or the OTCBB; (v) the Company shall provide a legal opinion to the investors; and (vi) the Company shall provide certain certificates of its officers to the investors regarding the Company’s capitalization and truthfulness and correctness of its representations and warranties in the Securities Purchase Agreement.

The securities purchase agreement also contains covenants and representations and warranties of the investors and the Company that are customary in transactions of this type. In particular, the Company has agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the debentures and exercise of the warrants then outstanding and to have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the debentures and full exercise of the warrants. The Company has also agreed to provide the investors with a monthly list to ensure we are in compliance with such reserve amount requirement. Furthermore, the Company has agreed not to negotiate or contract, without the prior written consent of a majority-in-interest of the investors, with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminable number of shares of common stock or the issuance of warrants during the period beginning on November 30, 2005 and ending on the later of (i) 270 days from November 30, 2005 and (ii) one hundred eighty days (180) from the date the registration statement is declared effective by the SEC, subject to certain exceptions. Moreover, our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration Statement and we are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

The representations and warranties and covenants set forth in Sections 3, 4, 5 and 8 of the Securities Purchase Agreement will survive all of the closings for a period of two (2) years from the date that the last investment is completed. In addition, the representations, warranties and covenants are assignable to subsequent purchasers of the convertible debentures and warrants from the original buyers.

If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 82% convertible notes or the related warrants.

The Convertible Notes bear interest at 8% and are convertible at anytime prior to payment into shares of Infe's common stock at a rate based on the trading price of the Company's common stock. The Warrants are exercisable into shares of common stock at price of $1.50 per share. The conversion and exercise price of the Securities are subject to an equitable adjustment for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

The conversion rate of the Notes are determined based upon fifty percent (50%) of the Market Price of our stock at the time a Note is converted. "Market Price" means the average of the lowest three (3) trading prices for the Common Stock as reported by the OTCBB during the trailing twenty (20) trading day period prior to the conversion date.

As of June 14, 2006, we have outstanding $2,000,000 of 8% Convertible Secured Promissory Notes and Stock Purchase Warrants to acquire 800,000 shares of our common stock for $1.50 per share. In addition, within five (5) days of the effectiveness of this prospectus we will issue an additional $1,000,000 of 8% Convertible Secured Promissory Notes and additional Stock Purchase Warrants to acquire 600,000 shares of our common stock for $1.50 per share.  The actual number of shares of common stock issuable upon conversion of the convertible notes is based on a formula tied to the market price of the common stock. The notes are convertible at a price equal to fifty percent (50%) percent of the average of the lowest three (3) closing prices during the twenty (20) trading days prior to the conversion date. The average of the three lowest closing bid prices of our common stock during the twenty (20) trading days before the date of this report was $0.45. Therefore, the notes can be converted to common stock at a rate substantially below the prevailing market price of the common stock at the time of conversion causing an immediate and significant dilution of our common stock.

The closing price of our stock on the day the selling security holder elects to convert the Debenture will affect the number of shares issued to the selling security holder. As of July 6, 2006, the closing price of our stock was $0.45 per share.  If the selling stockholders had converted ten percent of the Notes outstanding on July 6, 2006, the selling stockholders would have received 888,889 shares of common stock, which the selling stockholders could sell at high volumes to drive the closing trading price downward.  As the closing trading price is driven downward, the selling stockholders could convert portions of the Notes at successively lower market rates, thereby causing a successively greater dilution of the then-existing stockholders, including the purchasers of stock from the selling stockholders, and causing a downward spiraling affect on the price of our stock (a so-called "death spiral"). If the selling stockholders convert the Notes when the closing trading price is below its current price, then the selling stockholders will cause a substantially higher dilution of the then-existing stockholders upon successive conversions of the Notes, with the potential of causing a downward spiraling affect on our stock.  For example, if the selling security holder were able to cause the Market Rate to decline by approximately 25% to $0.34 per share upon the sale of the 888,889 shares, and then convert an additional ten percent of the Notes, it would receive approximately 1,176,471 shares upon conversion of the second ten percent of the Notes, an increase of approximately 32%.

The following table presents the number of shares of our common stock that we would be required to issue as of March 1, 2006 based on a range of conversion prices based on the 52 week high and low trading prices of our common stock.

	Possible Conversions of:
	Callable Secured Convertible Notes				Stock Outstanding at November 30, 2005:		11,200,024

	Avg. Low	50% of	Note Amount	Total Shares	Pct. Of Converted	Note Amount	Total Shares	Pct. Of Converted
	Stock Price	Avg. Low	Converted	Outstanding	Stock Outstanding	Converted	Outstanding	Stock Outstanding
Notes to Table:	Prior 20 Days	Stock Price	$1,250,000	After Conversion	After Conversion	$ 3,000,000	After Conversion	After Conversion

Per Securities Purchase Agreement	2.50	1.250	1,000,000	12,200,024	8.20%	2,400,000	13,600,024	17.65%
of November 29, 2005:
Company may issue up to	2.25	1.125	1,111,111	12,311,135	9.03%	2,666,667	13,866,691	19.23%
$3,000,000 of "Callable Secured
Convertible Notes"	2.00	1.000	1,250,000	12,450,024	10.04%	3,000,000	14,200,024	21.13%

Callable Secured Notes Outstanding	1.75	0.875	1,428,571	12,628,595	11.31%	3,428,571	14,628,595	23.44%
at November 30, 2005 was:

$1,250,000	1.50	0.750	1,666,667	12,866,691	12.95%	4,000,000	15,200,024	26.32%

The notes are convertible at 50% of	1.25	0.625	2,000,000	13,200,024	15.15%	4,800,000	16,000,024	30.00%
the average of the lowest of three
days of trading prices during the	1.00	0.500	2,500,000	13,700,024	18.25%	6,000,000	17,200,024	34.88%
twenty day period ending one trade
date prior to the date of conversion.	0.75	0.375	3,333,333	14,533,357	22.94%	8,000,000	19,200,024	41.67%

Trade Ranges:	0.50	0.250	5,000,000	16,200,024	30.86%	12,000,000	23,200,024	51.72%
52wk High: 3/2/06 $1.80
52wk Low: 5/23/05 $0.15	0.25	0.125	10,000,000	21,200,024	47.17%	24,000,000	35,200,024	68.18%

	0.15	0.075	16,666,667	27,866,691	59.81%	40,000,000	51,200,024	78.12%

Subject to the restrictions and the right of first refusal set forth in Section 4(e)of the Securities Purchase Agreement, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in our company.

The shares of our common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of prospectus.

The Securities were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. Each of the investors is an "accredited investor" and Infe believes that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Securities are subject to certain demand and piggyback registration rights.  In particular, Infe was obligated to prepare and file a registration statement prior to December 30, 2005 to register two times the number of shares that would be convertible upon conversion of the Notes and exercisable upon exercise of the Warrants.  Pursuant to our obligation to register the securities, we have initiated this registration statement.  Infe has also agreed, that in the event it files a subsequent registration statement, it will include any remaining shares convertible upon conversion of the Notes and exercisable upon exercise of the Warrants in such subsequent registration statement.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares were sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.

Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.

Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.  None of the selling shareholders is a registered broker-dealer or affiliate of a registered broker dealer.

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Name of Selling Stockholder	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before the Offering**	Beneficial Onwership After the Offering (4)	Percentage of Common Stock After Offering (4)
AJW Offshore, Ltd(3)	7,614,000	590,667 (2)	4.99%	---	---
AJW Partners, LLC(3)	1,677,900	590,667 (2)	4.99%	---	---
AJW Qualified Partners, LLC(3)	4,596,600	590,667 (2)	4.99%	---	---
New Millennium Capital Partners II, LLC,(3)	211,500	590,667 (2)	4.99%	---	---

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** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time.  Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on February 1, 2006, the conversion price would have been approximately $0.275.

(2)  The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.  However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.

Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants.  In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.  We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of July 31 , 200 6 , there were 13, 892 , 974 shares of common stock and -0- shares of preferred stock issued and outstanding.

Common Stock

Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

In the event of any dissolution, liquidation or winding up of Infe , whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of Infe available for distribution to our shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of Infe (unless in connection with that event the dissolution, liquidation or winding up of Infe is specifically approved), or the merger or consolidation of Infe into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of Infe of any class, shall not be deemed to be a dissolution, liquidation or winding up of Infe ..

Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of preferred stock or any obligation of Infe convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

Preferred Stock

The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series. The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

(c) Whether or not the shares of the series are redeemable and, if redeemable the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Company of the shares of the series;

(f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting tights provided by law, and

(h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of the articles of incorporation or any resolution adopted by the board of directors pursuant thereto.

The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of Infe entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of Infe shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

Stock Purchase Warrants

Each of the 1,200,000 warrants issued to the investors pursuant to the Private Placement referred to herein entitles the holder thereof to purchase shares of our common stock at an exercise price of $1.50 per share, subject to anti- dilution adjustments, from the date of issuance until the fifth anniversary thereof.

Callable Secured Convertible Notes

On November 30, 2005, we entered into a Securities Purchase Agreement with four investors pursuant to which they have the right to acquire 8% callable secured convertible notes (the "Convertible Notes") in the aggregate principal amount of $3,000,000, together with Stock Purchase Warrants (the "Warrants") to acquire 1,200,000 shares of Infe's common stock. Infe issued additional warrants to acquire 400,000 shares of Infe's common stock to intermediaries in the transaction.  Simultaneously with the entry into these Securities Purchase Agreements, on November 30, 2005, the four investors each purchased secured convertible notes for an aggregate of $1,250,000.  On February 14, 2006, the four investors each purchased additional secured convertible notes for an aggregate of $750,000.  Pursuant to the Securities Purchase Agreement, within five days of the effectiveness of this registration statement, the four investors will purchase additional Convertible Notes in the aggregate amount of $1,000,000 and be issued an additional 600,000 warrants. The Convertible Notes and the Warrants may be collectively referred to herein as the "Securities".

The Convertible Notes are convertible at anytime prior to payment into shares of Infe's common stock at a rate based on the trading price of the Company's common stock. The Warrants are exercisable into shares of common stock at price of $1.50 per share. The conversion and exercise price of the Securities are subject to an equitable adjustment for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

The conversion rates of the Notes are determined based upon fifty percent (50%) of the Market Price of our stock at the time a Note is converted. "Market Price" means the average of the lowest three (3) trading prices for the Common Stock as reported by the OTCBB during the trailing twenty (20) trading day period prior to the conversion date.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol IFHR.OB.

The transfer agent for our common stock is Computershare Trust Company, Inc.

PLAN OF DISTRIBUTION

We are registering an aggregate of 13, 900 ,00 0 shares of our common stock covered by this prospectus on behalf of the selling stockholders. The selling stockholders and any of their donees, pledgees, assignees and successors-in-interest may, from time to time, offer and sell any and all of their shares of common stock on any stock exchange, market, or trading facility on which such shares are traded. The selling stockholders will act independently of us and each other in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated or market prices. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

o a block trade in which a broker-dealer engaged by a selling stockholder   attempts to sell the shares as agent but may position and resell a portion of  the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for  its account pursuant to this prospectus;

o ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; and

o privately negotiated transactions.

Transactions under this prospectus may or may not involve brokers or dealers. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions, or commissions from the purchasers of shares for whom the broker- dealers may act as agents or to whom they sell as principal, or both. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders are deemed to be underwriters, they may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the number of shares to be sold, the name of the selling stockholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement as required by the Rules and Regulations under the Securities Act.

The selling stockholders may also sell shares under Rule 144 under the Securities Act if available, rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales of the shares offered by the selling stockholders.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

As of December 29, 2005, we had outstanding an aggregate of 13,163,724 shares of our common stock, assuming no exercises of our outstanding Stock Purchase Warrants or conversion of our outstanding 8% Callable Secured Convertible Notes. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our"affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

Public Float

As of July 31, 2006 , the public float for our common stock consisted of 5,182,642 shares. These shares are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

o 1% of the number of shares of our common stock then outstanding or

o the average weekly trading volume of our common stock on the OTC Bulletin  Board during the four calendar weeks preceding the filing of a notice on Form  144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. No shares of our common stock currently outstanding will be eligible for sale pursuant to Rule 144(k) until June 24, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our filings are available to the public at the SEC's web site at

http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F. Street, N. E .., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Laura Anthony, Esq., Legal & Compliance, LLC, 330 Clematis Street, West Palm Beach, Florida 33401. Telephone (561) 514-0936

EXPERTS

The financial statements of Infe as of August 31 2005 appearing in this prospectus have been so included in reliance on the report of Bagell, Josephs & Company, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The financial statements as of November 30, 2005 and 2004 and May 31, 2006 and 2005 included in this prospectus have been so included in reliance on the report of Bagell, Josephs & Company, an independent certified public accounting firm, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

INDEX TO FINANCIAL STATEMENTS

PAGE(S)

CONSOLIDATED FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm

1

Consolidated Balance Sheets as of November 30, 2005 and 2004

2

Consolidated Statements of Operation for the years ended

    November 30, 2005 and 2004

3

Consolidated Statements of Stockholders’ Equity for the years ended November 30, 2005 and 2004

4

Consolidated Statements of Cash Flows for the years ended

    November 30, 2005 and 2004

5 - 6

Notes to Consolidated Financial Statements

7 - 16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

INFe Human Resources, Inc. and Subsidiary

New York, NY

We have audited the accompanying consolidated balance sheets of INFe Human Resources, Inc. and Subsidiary (reverse acquisition with Daniels Corporate Advisory Company, Inc.)(the “Company”) as of November 30, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of INFe- Human Resources, Inc and Subsidiary (reverse acquisition with Daniels Corporate Advisory Company, Inc.) as of November 30, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the two-year period ended November 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the years ended November 30, 2005 and 2004 have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 12 to the consolidated financial statements, the Company did not have an operating company generating revenues in 2004.  The Company also has sustained operating losses and deficits in 2005 and 2004.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 12.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, the accompanying financial statements have been restated.

BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Gibbbsboro, New Jersey

January 13, 2006

The accompanying notes are an integral part of these consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Deficit)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount				
BALANCE NOVEMBER 30, 2003	-	$ -	11,000,000	$ 11,000	$ 108,220	$ 44,428	$ (23,313)	$ 140,335
Stock issued for debt reduction	-	-	200,024	200	13,800	-	-	14,000
Comprehensive loss:								
Net loss	-	-	-	-	-	-	(17,860)	
Unrealized loss on securities	-	-	-	-	-	(66,524)	-	
Total comprehensive loss								(84,384)
BALANCE NOVEMBER 30, 2004	-	$ -	11,200,024	$ 11,200	$ 122,020	$ (22,096)	$ (41,173)	$ 69,951
Stock issued for services	-	-	1,033,700	1,034	219,391	-	-	220,425
Stock issued as compensation	-	-	740,000	740	244,260	-	-	245,000
Stock issued for cash	-	-	80,000	80	19,920	-	-	20,000
Comprehensive loss:								
Net loss	-	-	-	-	-	-	(479,477)	
Unrealized loss on securities	-	-	-	-	-	(48,073)	-	
Total comprehensive loss								(527,550)
BALANCE NOVEMBER 30, 2005	-	$ -	13,053,724	$ 13,054	$ 605,591	$ (70,169)	$ (520,650)	$ 27,826

The accompanying notes are an integral part of these consolidated financial statements.

	(As restated, see Note 1) 2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (479,477)	$ (17,860)
Adjustments to reconcile net loss to net cash used in operating activities:		
Stock issued for services	220,425	-
Stock issued for compensation	245,000	-
(Increase) in accounts receivable	(20,000)	-
Increase in deferred revenue	49,107	-
Increase (decrease) in accounts payable	300,000	(10,000)
Net realizable gain on sale of securities	(47,337)	-
Net cash (used in) operating activities	267,718	(27,860)
CASH FLOWS FROM INVESTING ACTIVITIES		
Deposit on acquisition of business	(35,000)	-
Securities purchased, securities sold - net	28,376	(2,640)
Net cash (used in) investing activities	(6,624)	(2,640)
CASH FLOWS FROM FINANCING ACTIVITIES		
Financing costs on convertible notes payable	(350,000)	30,500
Proceeds of Convertible Notes Payable	1,250,000	
Proceeds form Officer loans	8,600	-
Issuance of common stock	20,000	-
Net cash provided by financing activitiy	928,600	30,500
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,189,694	-
CASH AND CASH EQUIVALENTS -BEGINNING OF YEAR	-	-
CASH AND CASH EQUIVALENTS -END OF YEAR	$ 1,189,694	$ -

The accompanying notes are an integral part of these consolidated financial statements.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

Restatement

The restatement relates to the following 2005 items: 1. To bifurcate the beneficial conversion value of warrants related to the convertible notes payable and correct the fair value of the convertible notes payable on the balance sheet.  2. To add clarity to footnote disclosures with regard to the convertible notes payable and related warrants and financing costs.  3. To correct the erroneous classification of cash flows from marketable securities transactions, convertible notes payable and related warrants and financing costs.

The effects of the restatement adjustments on Infe-Human Resources’ previously reported balance sheet and statement of cash flows for the year ended November 30, 2005, are summarized below.

                                    2005                    2005

                        Balance Sheet

                     As Previously

        As Restated          Reported

Current assets

         $1,302,033

$1,282,033

Other assets

  350,000              300,000

Total assets

         $1,652,033

$1,582,033

Current liabilities

         $1,624,207

$1,554,207

Stockholders’ equity

    27,826                27,826

Total assets

         $1,652,033

$1,582,033

                                     2005                  2005

                        Statement of Cash Flows

                     As Previously

        As Restated          Reported

Net cash provided by (used in)

    continuing operating activities

         $   267,718

$    (33,018)

Net cash provided by (used in)

    investing activities

     (6,624)

    (285,888)

Net cash provided by (used in)

    financing activities

  928,600           1,508,600

Net increase in cash

         $1,189,694

$1,189,684

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Organization

INFe- Human Resources, Inc. and Subsidiary (the “Company”) was incorporated in the State of Nevada on March 31, 2000. The Company was a subsidiary of INFe, Inc. a publicly trading entity on the OTC BB (INFe) through October 31, 2003. The Company was organized to provide human resource administrative management, executive compensation plans and staffing services to client companies.

On October 21, 2003 the Company purchased all of the common stock of Daniels Corporate Advisory Company, Inc. (“Daniels”), a Nevada company formed on May 2, 2002. For accounting purposes, the transaction had been accounted for as a reverse acquisition, under the purchase method of accounting. Accordingly, Daniels will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of “Daniels”. Daniels is structured as a start-up and will be operated as a “Human Resource/ Financial Services” corporation. The Company currently has two divisions, the corporate financial consulting division and the merchant banking division.

The Corporate Financial Consulting Division has as its growth goal-advisory to payroll client as well as non-payroll client companies. This division will work with companies seeking to create and/or acquire adjunct service businesses, whose services will initially provide better lifestyles for its existing workforce, and ultimately will be packaged, on an additional profit center basis, for sale to other small companies for the retention of their employees. The profits generated from all the Financial Consulting Assignments will be available for venture investment through the second division, The Merchant Banking Division.

The Merchant Banking Division has an in-house equity funding program, whereby Daniels will profit by helping finance the growth of client, payroll service companies, as well as non–payroll service companies. This division will also profit by the purchase of equity in attractive small public companies whose growth strategies are in line with Daniels’ philosophy - growth through leveraged acquisition(s).

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, short-term, highly liquid investments with original maturities of three months or less are considered to be cash and cash equivalents. The Company maintains it cash accounts at one (1) financial institution, and the funds are insured to the maximum limit of $100,000 set by the Federal Savings and Loan Association.  At November 30, 2005, the Company had a cash concentration risk of $1,089,695.  The Company had no cash equivalents at November 30, 2004.

Financing Costs

Financing costs are amortized based upon the lives of the respective debt obligations.  The gross carrying amount of financing costs at November 30, 2005 and 2004 was $350,000 and $0.  The Company paid $50,000 and accrued a fee of $300,000 in association with the convertible notes payable (See Note 7).

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Revenue and Cost Recognition

The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered and collection is reasonably assured.

Income Taxes

Effective May 2, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No, 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were $11,583 and $-0- for the years ended November 30, 2005 and 2004.

Investments

In accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, securities are classified into three categories: held-to-maturity, available-for-sale and trading. The Company’s investments consist of equity securities classified as available-for-sale securities. Accordingly, they are carried at fair value in accordance with SFAS No. 115. Further SFAS No. 115 unrealized gains and losses for available-for-sale securities are excluded from earnings, and reported net of deferred income taxes, as a separate component of stockholder’s equity, unless the loss is classified as other than a temporary decline in market value.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

 (Loss) Per Share of Common Stock

Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be anti-diluted.

The following is a reconciliation of the computation for basic and diluted EPS for the years ended November 30, 2005 and 2004.

	2005	2004

Net loss	$(479,477)	$(17,860)

Weighted-average common shares
Outstanding (Basic)	11,652,059	11,010,408

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
Outstanding (Diluted)	11,652,059	11,010,408

There were no stock options available for the years ended November 30, 2004.  The Company has warrants outstanding for 500,000 shares of the Company’s common stock at November 30, 2005.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 3-

ACCOUNTS RECEIVABLE

The Company has emerged from the developmental stage, and the Company has a revenue stream.  Accounts receivable represent the funds due to the Company for services performed or to be performed.  Accounts receivable are evaluated for potential uncollectible amounts and are reduced for any existing bad debts. Accounts receivable, net of reserve allowances were $20,000 and $-0- at November 30, 2005 and 2004, respectively.

NOTE 4-

INVESTMENTS

The following is a summary of investments at November 30, 2005 and 2004 at fair market value:

	2005	2004

Portfolio of common stocks
trading on the OTC: BB
at fair market value	$57,339	$86,451

The marketable securities (depreciated) $(48,073) and $(66,524) for the years ended November 30, 2005 and 2004, respectively.  There were sales of investments during the year, which resulted in a net realized gain of $47,337. Additionally, no amounts were reclassified out of accumulated other comprehensive income/(loss) for the periods presented.

NOTE 5-

DEPOSITS

The Company has made an offer to acquire a company for purposes of expanding their revenue base (See Note 12).  As part of the acquisition, the Company placed a $15,000 deposit for security purposes.  In addition, the Company has a $20,000 deposit on Key Man insurance for the President of the Company.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 6-

DEFERRED REVENUE

The Company received a $55,000 contract to perform consulting services over a 14-month period beginning October 13, 2005 through December 14, 2006.  The Company earned $5,982 in the fiscal year ended November 30, 2005.  The balance has been deferred.

NOTE 7-

CONVERTIBLE NOTES PAYABLE

The Company has executed an agreement with four entities in which the Company may issue up to $3,000,000 of convertible debt upon certain milestones being reached by the Company.  On November 29, 2005, the Company issued convertible notes totaling $1,250,000 due November 29, 2008 that are convertible into shares of common stock of the Company at a variable conversion price equal to fifty percent of an average low market price of the stock during the twenty days prior to the conversion.  The convertible notes are available for conversion into shares of common stock in the amount of the principal balance of the note plus any accrued and unpaid interest.  No holder or its affiliate may convert the notes for shares in excess of ownership in the Company of greater than 4.99%.  The convertible notes are issued at par and pay interest at 8% quarterly.  A condition of the convertible notes is that the Company must file and have become effective a registration statement.  Failure on the Company’s part to have a registration statement become effective would subject the Company to damages under the agreement that currently approximate $25,000 per month.   The Company does hold a call option that would allow the Company to prepay the convertible notes under certain conditions.  Upon meeting certain milestones, the Company issued additional notes totaling $750,000 on February 14, 2006.

In addition to the issuance of the convertible notes payable, the Company was required to issue warrants to the Note Holders to purchase shares of common stock of the Company at an exercise price of $1.50 per share.  On November 29, 2005, the Company issued 500,000 warrants which are convertible into 500,000 share of common stock and expire November 29, 2010.  The Company issued an additional 300,000 warrants on February 14, 2006.  The Company is contracted to issue an additional 600,000 warrants when it reaches the milestone enabling the Company to issue the remaining $1,000,000 in convertible notes.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 8-

STOCKHOLDERS’ EQUITY

The Company, originally INFe, had 20,000,000 shares of preferred stock authorized for the years ended November 30, 2005 and 2004. There were no shares issued and outstanding.  Daniels Corporate Advisory Company, Inc. has the same capital structure.

The Company has 100,000,000 common shares authorized at November 30, 2005 and 2004. There were 13,053,724 and 11,200,024 shares issued and outstanding at November 30, 2005 and 2004, respectively.

The Company “Daniels” in the reverse acquisition with INFe Human-Resources, Inc. cancelled its shares of 7,500,000, assumed the 10,000,000 original INFe stock and issued another 1,000,000 shares to the founders. The transaction is shown net in the stockholders’ equity section presented in the financial statements.

The Company in the fourth quarter 2004 issued 200,024 shares of common stock for debt reduction of $14,000.

During the fiscal year ended November 30, 2005, the Company issued 1,033,700 shares of its common stock to outside consultants for services rendered.  In addition, the Company issued 740,000 shares to one of the officers as compensation.

In September 2005, the Company sold 80,000 shares of its common stock for $20,000.

NOTE 9-

PROVISION FOR INCOME TAXES

The Company did not provide for income taxes for the years ended November 30, 2005 and 2004. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the net operating losses in future periods.

At November 30, 2005 and 2004, the deferred tax assets consists of the following:

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 9-

PROVISION FOR INCOME TAXES (CONTINUED)

	2005	2004

Deferred taxes due to net
operating loss carryforwards	$172,000	$6,175

Less: valuation allowance	(172,000)	(6,175)

Net deferred tax asset	$-	$-

For the years ended November 30, 2005 and 2004, the Company and its subsidiary had approximately $520,600 and $41,200, respectively, as operating losses for tax purposes.  The financial statements reflect the operations of Daniels Corporate Advisory Company Inc. and not the net operating losses of original Infe-Human Resources Inc., which have certain losses remaining for tax purposes.  Accordingly, the net effect of those losses and the net tax effect on comprehensive other income have been considered.

NOTE 10-

RELATED PARTY TRANSACTIONS

The Company utilizes office space at no charge from its president, Mr. Arthur Viola.

During the year ended 2005, the Company issued 740,000 shares of its common stock to Mr. Arthur Viola as compensation.  The value of the fully-vested, non-forfeitable shares was $245,000.

NOTE 11-

LOAN PAYABLE -OFICER

Since inception, Mr. Arthur Viola has contributed a net $25,100 for working capital purposes.  The loan is non-interest bearing, and has no specific repayment terms.  As such, the loan has been classified as a current liability.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARY

(REVERSE ACQUISITION WITH DANIELS

CORPORATE ADVISORY COMPANY, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 and 2004

NOTE 12-

GOING CONCERN

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred net losses for the years ended November 30, 2005 and 2004, and has an accumulated deficit. However, the Company has realized its first revenue stream and emerged out of the development stage.  Presently, the Company does not have the revenue stream necessary to operate or develop its business. This raises substantial doubt about its ability to continue as a going concern.

Management has formulated and is in the process of implementing its business plan intended to develop steady revenues and income in areas of operation. This plan includes the following, subject to obtaining the necessary financing:

•

Signing up new clients

•

Building a financial services company, which could include payroll and related human-resource services as well as corporate development to client companies.

•

Seeking out new companies for possible merge

Presently, the Company cannot ascertain the eventual success of management’s plans with any degree of certainty. The accompanying consolidated financial statements do no include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

NOTE 13-

SUBSEQUENT EVENT

On December 20, 2005, a newly-formed subsidiary of the Company, paid $300,000 cash to acquire 100% of the outstanding shares of stock of Monarch Human Resources, Inc., a New Jersey corporation  (“Monarch”).  The Company also granted the selling shareholders two warrants to purchase up to twenty-percent (20%) of the newly-formed subsidiary which owns Monarch’s stock.  The warrant holders can purchase the subsidiary stock at an exercise price of $0.001 per share, which expire on December 20, 2007.  Also related to this acquisition, the Company loaned Monarch $100,000 to fund its working capital needs.  The promissory note is due on demand with twelve percent (12%) interest.

INFe – HUMAN RESOURCES, INC. AND SUBSIDIARIES

MAY 31, 2006 AND 2005

(UNAUDITED)

Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheet as of May 31, 2006 (Unaudited)..................F-17

Condensed Consolidated Statements of Operations for the Six and Three Months.......F-18

Ended May 31, 2006 and 2005 (Unaudited)

Statements of Accumulated Other Comprehensive (Deficit) for the six months..............F-19

Ended May 31, 2006 and 2005 (Unaudited)

Condensed Consolidated Statements of Cash Flows for the Six Months Ended ...........F-20

May 31, 2006 and 2005  (Unaudited)

Notes to Condensed Consolidated Financial Statements (Unaudited)...........................F-21-29

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet as of May 31, 2006

(Unaudited)

The accompanying notes are an integral part of these financial statements

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations for the Six and Three Months

Ended May 31, 2006 and 2005

(Unaudited)

For the Six Months Ended		For the Three Months Ended	
	May 31, 2006	May 31, 2005	May 31, 2006	May 31, 2005
REVENUES	$ 1,812,503	$ -	$ 1,124,571	$ -
OPERATING EXPENSES				
Compensation	1,499,430	-	930,304	-
Professional fees	240,002	39,000	51,654	35,500
Selling, general and administrative	218,885	-	139,509	-
Depreciation	936	-	480	-
Total operating expenses	1,959,253	39,000	1,121,947	35,500
NET LOSS BEFORE OTHER INCOME AND (EXPENSE)	(146,750)	(39,000)	2,624	(35,500)
Realized Gain (Loss) on Marketable Securities	145,595	50,780	(38,774)	85,830
Interest income	10,637	-	9,938	-
Interest expense	(5,776)	-	(5,776)	-
Total other income and (expenses)	150,456	50,780	(34,612)	85,830
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,706	11,780	(31,988)	50,330
Provision for income taxes	-	-	-	-
NET INCOME (LOSS)	$ 3,706	$ 11,780	$ (31,988)	$ 50,330
BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ 0.00	$ 0.00	$ (0.00)	$ 0.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	13,226,592	11,268,156	13,285,909	11,334,807

The accompanying notes are an integral part of these financial statements

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

Condensed Consolidated Comprehensive Income for the Six and ThreeMonths

Ended May 31, 2006 and 2005

(Unaudited)

The accompanying notes are an integral part of these financial statements

The accompanying notes are an integral part of these financial statements

The accompanying notes are an integral part of these financial statements

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2006 AND 2005

NOTE 1

ORGANIZATION AND BASIS OF PRESENTATION

The unaudited interim financial information included have been prepared by INFe-Human Resources, Inc. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the November 30, 2005 audited consolidated financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

The management of the Company believes that the accompanying unaudited condensed consolidated financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations for the periods presented.

INFe- Human Resources, Inc. and Subsidiary (the “Company”) was incorporated in the State of Nevada on March 31, 2000. The Company was a subsidiary of INFe, Inc. a publicly trading entity on the OTC BB (INFe) through October 31, 2003. The Company was organized to provide human resource administrative management, executive compensation plans and staffing services to client companies.

On October 21, 2003 the Company purchased all of the common stock of Daniels Corporate Advisory Company, Inc. (“Daniels”), a Nevada company formed on May 2, 2002. For accounting purposes, the transaction had been accounted for as a reverse acquisition, under the purchase method of accounting. Accordingly, Daniels will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of “Daniels”.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2006 AND 2005

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  Cash and Cash Equivalents

For financial statement presentation purposes, short-term, highly liquid investments with original maturities of three months or less are considered to be cash and cash equivalents. The Company maintains it cash accounts at one (1) financial institution, and the funds are insured to the maximum limit of $100,000 set by the Federal Savings and Loan Association.  At May 31, 2006, the Company had a cash concentration risk of $166,469.

Financing Fees

The Company paid a fee in the amount of $350,000 in association with the convertible note payable (See Note 8).  The fee is being amortized over the life of the loan.  Amortization in the amount of $35,000 and $0 was recorded for the six months ended May 31, 2006 and 2005, respectively.

Revenue and Cost Recognition

The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered and collection is reasonably assured.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“FAS”) No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Investments

In accordance with FAS No. 115, “ Accounting for Certain Investments in Debt and Equity Securities ”, securities are classified into three categories: held-to-maturity, available-for-sale and trading. The Company’s investments consist of equity securities classified as available-for-sale securities. Accordingly, they are carried at fair value in accordance with FAS No. 115. Further FAS No. 115 unrealized gains and losses for available-for-sale securities are excluded from earnings, and reported net of deferred income taxes, as a separate component of stockholder’s equity, unless the loss is classified as other than a temporary decline in market value.

Comprehensive Income (Deficit)

The Company has adopted FAS No, 130, “Reporting Comprehensive Income (Deficit).” FAS No. 130 requires the reporting of comprehensive income (deficit) in addition to net income (loss) from operations.

Comprehensive income (deficit) is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Fair Value of Financial Instruments

The carrying amounts reported in the condensed consolidated balance sheets for cash, deposits, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of the financial instruments.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Income (Loss) Per Share of Common Stock

Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be anti-dilutive.

The following is a reconciliation of the computation for basic and diluted EPS for the six months ended May 28, 2006 and 2005.

	2006	2005

Net Income (loss)	$3,706	$11,780

Weighted-average common shares
outstanding (Basic)	13,226,592	11,268,156

Weighted-average common stock
equivalents
Stock options	-	-
Warrants	1,200,000	-

Weighted-average common shares
outstanding (Diluted)	14,426,592	11,268,156

There were no stock options available at May 31, 2006 and 2005.  The Company has warrants outstanding for 1,200,000 shares of the Company’s common stock at May 31, 2006.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published FAS No. 123 (Revised 2004), Share-Based Payment ("FAS 123R").  FAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.  Share-based payment transactions within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005.  The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued Statement of Financial Accounting Standards Interpretation Number 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations.”  FIN 47 provides clarification regarding the meaning of the term “conditional asset retirement obligation” as used in SFAS 143, “Accounting for Asset Retirement Obligations.”  FIN 47 is effective for the year ended December 31, 2005.  The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued FAS 154, “Accounting for Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  FAS 154 changes the requirements with regard to the accounting for and reporting a change in an accounting principle.  The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods presented in financial statements for all voluntary changes in an accounting principle and changes required by the adoption of a new accounting pronouncement in the unusual instance that the new pronouncement does not indicate a specific transition method.  FAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in an accounting estimate, which requires prospective application of the new method.  FAS 154 is effective for all changes in an accounting principle made in fiscal years beginning after December 15, 2005.  The Company plans to adopt FAS 154 beginning January 1, 2006.  Because FAS 154 is directly dependent upon future events, the Company cannot determine what effect, if any, the expected adoption of FAS 154 will have on its financial condition, results of operations or cash flows.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (continued)

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments. FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

NOTE 3-

ACCOUNTS RECEIVABLE

Accounts receivable represent the funds due to the Company for services performed or to be performed.  Accounts receivable are evaluated for potential uncollectible amounts and are reduced for any existing bad debts. Accounts receivable, net of allowances was $205,224 and $0 at May 31, 2006 and 2005.

Accounts receivable as of May 31,
2006	2005

Accounts receivable	$205,224	$-
Less:
Allowance for doubtful accounts	-	-
Bad debt expense	-	-
	$205,224	$-

NOTE 4-

INVESTMENTS

The following is a summary of investments at May 31, 2006 at fair market value:

2006
Portfolio of common stocks
trading on the OTC: BB
at fair market value	$106,352

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2006 AND 2005

NOTE 4-

INVESTMENTS (CONTINUED)

 The marketable securities depreciated $32,889 for the three months ended May 31, 2006.  There were sales of investments during the period, which resulted in a net realized loss of $38,774. Additionally, no amounts were reclassified out of accumulated other comprehensive income/(loss) for the periods presented.

NOTE 5-

DEPOSITS

The Company has made an offer to acquire a company for purposes of expanding their revenue base.  As part of the acquisition, the Company placed deposits of $1,026,005 for closing the transaction.  The Company also has a $20,000 deposit on Key Man insurance for the President of the Company.

NOTE 6-

GOODWILL

In the acquisition of Monarch Human Resources (See Note 14), the Company recorded goodwill in the amount of $691,773.  The Company has performed an analysis of the goodwill amount, and has determined that no impairment is necessary at May 31, 2006.  The goodwill will be tested annually for impairment.

NOTE 7-

DEFERRED REVENUE

The Company received a $55,000 contract to perform consulting services over a 14-month period beginning October 13, 2005 through December 14, 2006.  The Company earned $23,572 during the six month period ended May 31, 2006.  The balance has been deferred until earned.

NOTE 8-

CONVERTIBLE NOTES PAYABLE

The Company executed a Securities Purchase Agreement to issue 8% secured convertible note payable in the amount of $3,000,000.  The note is convertible at anytime by the holder of the security into shares of common stock, par value $.001 per share.  In addition, the Company issued to the buyer warrants enabling them to purchase 1,200,000 shares of common stock at an exercise price of $1.50 per share.  These warrants were valued at $7,500 using the Black-Scholes pricing model.  They are an embedded feature of the convertible note and have been shown as a debt discount net of the convertible debt.  The Company has received $2,000,000 of the $3,000,000 available.  The note matures November 30, 2008.  The Company has paid $350,000 in related financing fees.  These fees will be amortized over the life of the loan (See Note 2).

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2006 AND 2005

NOTE 9-

LONG-TERM DEBT

The Company negotiated a note with North Fork Bank in the amount of $75,000.  The loan is a four-year loan with an interest rate of 8.75%.  The proceeds were used for operating expenses prior to the revenue stream realized with the acquisition of Monarch Human Resources (See Note 14).  The balance at May 31, 2006 was $57,006.

The Company has a loan outstanding with the former owners of Monarch Human Resources.  The loan is a two-year loan with an interest rate of 6%.  The principle balance at May 31, 2006 was $109,896.

Principal maturities of the debt over the next five years are as follows:

As of May 31,

2007	$94,127
2008	50,984
2009	21,791
2010	-
2011	-

$166,902

NOTE 10-

LOAN PAYABLE -OFFICER

Since inception, Mr. Arthur Viola has contributed a net $136,655 for working capital purposes.  The loan is non-interest bearing, and has no specific repayment terms.  However, Mr. Viola has assured the Company that he will not demand payment within the next 12 months.  As such, the loan has been classified as a long-term liability.

INFe- HUMAN RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2006 AND 2005

NOTE 11-

STOCKHOLDERS’ EQUITY

The Company, has 20,000,000 authorized shares of preferred stock. There are no shares issued and outstanding.

The Company has 100,000,000 common shares authorized at May 31, 2006. There were 13,292,974 shares issued and outstanding at May 31, 2006.

The Company issued 239,250 shares of common stock in exchange for services rendered for the six months ended May 31, 2006.  The shares were issued at fair value.  The total value assigned to these shares was $159,035.

NOTE 12-

GOING CONCERN

The accompanying condensed consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred net losses for the years ended May 31, 2006 and 2005, and has an accumulated deficit. However, the Company has realized its first revenue stream and emerged out of the development stage. Presently, with the acquisition subsequent to the close of the period end the Company has the revenue stream necessary to operate and develop its business. Since this is newly acquired business, we cannot currently ascertain the consistency of the revenue stream with any degree of certainty. This raises substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s product development efforts. With the business plan being followed, management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 13-

RELATED PARTY TRANSACTIONS

The Company has utilized office space at no charge from its President, Mr. Arthur Viola.

  NOTE 14-

SUBSEQUENT EVENT

On June 1, 2006, the Company entered into an agreement with Cosmo/Mazel Temps Corporations for the purpose of acquiring the rights to their current business activity and trade name.  The company did not agree to assume any liabilities. The agreement provides a base purchase price of $1,283,580 and a contingent purchase price of an additional $216,420 to be paid out over a two year earn out period with an additional contingent purchase price of an additional $500,000 provided certain cumulative consolidated gross profit milestones are met. The initial price included $950,000 at closing current recorded as deposit on business purchase.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened  to be made a party to any threatened, pending or completed action, suit or  proceeding, whether civil, criminal, administrative or investigative, except  an action by or in the right of the corporation, by reason of the fact that  he is or was a director, officer, employee or agent of the corporation, or  is or was serving at the request of the corporation as a director, officer,  employee or agent of another corporation, partnership, joint venture, trust  or other enterprise, against expenses, including attorneys' fees, judgments,  fines and amounts paid in settlement actually and reasonably incurred by him  in connection with the action, suit or proceed-ing if he acted in good faith  and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action  or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened  to be made a party to any threatened, pending or completed action or suit by  or in the right of the corporation to procure a judgment in its favor by  reason of the fact that he is or was a director, officer, employee or agent  of the corporation, or is or was serving at the request of the corporation as  a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise against expenses, including amounts  paid in settlement and attorneys' fees actually and reasonably incurred by  him in connection with the defense or settlement of the action or suit if he  acted in good faith and in a manner which he reasonably believed to be in or  not opposed to the best interests of the corporation. Indemnification may not  be made for any claim, issue or matter as to which such a person has been  adjudged by a court of competent jurisdiction, after exhaustion of all  appeals therefrom, to be liable to the corporation or for amounts paid in  settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent  jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to  indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation  has been successful on the merits or otherwise in defense of any action, suit  or proceeding, or in defense of any claim, issue or matter therein, the  corporation shall indemnify him against expenses, including attorneys' fees,  actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless a final adjudication stablishes that such acts or omissions involve: (i) intentional misconduct , (ii) fraud, or (iii) a knowing violation of the law that was material to the cause of action.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnificationby it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSES                                                      AMOUNT

---------------                                                        -----------

Registration Fee

           $  1,088.72

Costs of Printing and Engraving                  $  2,000.00

Legal Fees

                                           $20,000.00

Accounting Fees

                           $20,000.00

Miscellaneous

                           $  3,000.00

-----------------------------------------------

TOTAL

                                           $46,088.72

==============================================

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Item 26. Recent Sales of Unregistered Securities

The Private Placement

1. On November 30, 2005, we entered into a Securities Purchase Agreement with  various investors pursuant to which they have the right to acquire callable  secured convertible notes (the "Convertible Notes") in the aggregate  principal amount of $3,000,000, together with Stock Purchase Warrants (the  "Warrants") to acquire 1,200,000 shares of Infe 's common stock. The  Convertible Notes and the Warrants may be collectively referred to herein as  the "Securities".

Simultaneously with the entry into these Securities Purchase Agreements, on November 30, 2005, the four investors each purchased secured convertible notes for an aggregate of $1,250,000.  On February 14, 2006, the four investors each purchased additional secured convertible notes for an aggregate of $750,000.  Accordingly, there has been a placement of a total principal amount of $2,000,000 of secured convertible notes out of the possible placement of a total $3,000,000.

The Convertible Notes are convertible at anytime prior to payment into shares of Infe 's common stock at a rate based on the trading price of the

Company's common stock. The Warrants are exercisable into shares of common stock at price of $1.50 per share. The conversion and exercise price of the Securities are subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations.

The Securities were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. Each of the investors is an "accredited investor" and we believe that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 as not involving a public offering ..

Furthermore, we issued additional warrants to acquire 400,000 shares of our common stock to intermediaries in the transaction.

2. On September 22, 2005, we sold 80,000 shares of Rule 144 restricted common  stock to a private accredited investor for a total purchase price of   $20,000.00. This issuance was exempt from registration under section 4(2) of  the Securities Act of 1933 as an isolated sale to an accredited investor not involving a public offering ..

3. On August 19, 2005, we issued 12,000 shares of unregistered and restricted  common stock valued at $3,000 to Richard Kaiser in exchange for a debt owed to Mr. Kaiser for services rendered. This issuance was exempt from registration under section  4(2) of the Securities Act of 1933 as an isolated sale not involving a public offering ..

________________________________________

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Item 27. Exhibits.

Exhibit

Number

Description

--------                                      --------------

 5.1

Legal Opinion

2.01

Stock Purchase Agreement with Monarch Human Resources, Inc. dated December 20, 2005.

2.02

Asset Purchase Agreement between Infe Human Resources – Unity, Inc. and Cosmo Temp, Inc. and Mazel Temp, Inc. dated June 1, 2006

3(i).1

Articles of Incorporation

3(ii)

Amended and Restated By-Laws

ii-3

10.1

Securities Purchase Agreement

10.2

Security Agreement

10.3

Form of Stock Purchase Warrant

10.4

Registration Rights Agreement.

10.5

Form of Callable Secured Convertible Note

10.6

Intellectual Property Agreement

10.7

Asset Purchase Agreement between Infe Human Resources of New York, Inc. and Express Employment Agency Corporation

ii-4

10.8

Employment Agreement between Infe Human Resources of New York, Inc. and Felix Pena

10.9

Employment Agreement between Infe Human Resources – Unity, Inc. and Ludin Pierre dated June 1, 2006;

10.10

Lease between Infe Human Resources – Unity, Inc. and Ludin Peirre dated June 1, 2006

23.1

Consent of Auditor

23.2

Consent of Attorney (within Exhibit 5.1)

Item 28. Undertakings.

A. Rule 415 Offering

We will:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

ii-5

(iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, Infe undertake that in a primary offering of Infe’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B. Request for Acceleration of Effective Date

ii-6

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Infe pursuant to the foregoing provisions, or otherwise, Infe has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Infe of expenses incurred or paid by a director, officer or controlling person of Infe in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Infe will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on August 1, 2006 ..

INFE-Human Resources, Inc.:

By: /s/ Arthur Viola

------------------------------

Name:

Arthur Viola

Title:

Chief Executive Officer,

Chairman , Director and Principal

Financial Officer and Principal

Accounting Officer

ii-7